                                  Exhibit 2.1

           Primal Solutions, Inc. Preliminary Distribution Agreement

                                                                  Conformed Copy

                            PRIMAL SOLUTIONS, INC.
                      PRELIMINARY DISTRIBUTION AGREEMENT

     This Primal Solutions, Inc. Preliminary Distribution Agreement (this "Agreement") is dated as of July 31, 2000, and is entered by and among Avery Communications, Inc., a Delaware corporation ("Avery"), Primal Solutions, Inc., a Delaware corporation and wholly owned subsidiary of Avery ("New Primal"), John Faltys ("Faltys"), Joseph R. Simrell ("Simrell"), David Haynes ("Haynes"), Mark
J. Nielsen ("Nielsen"), Arun Anand ("Anand"), Murari Cholappadi ("Cholappadi"), Sanjay Gupta ("Gupta"), Thurston Group, Inc., a Delaware corporation (the "Thurston Group"), Patrick J. Haynes, III ("Haynes III"), and Scot M. McCormick ("McCormick"). Faltys, Simrell, Haynes and Nielsen are hereinafter referred to collectively as the "Old Primal Majority Stockholders"; Anand, Cholappadi and Gupta are hereinafter referred to collectively as the "Old Primal Minority Stockholders"; the Old Primal Majority Stockholders and the Old Primal Minority Stockholders are hereinafter referred to collectively as the "Old Primal Stockholders"; and Avery, Thurston Group, Haynes III and McCormick are hereinafter referred to collectively as the "Avery Parties." Thurston Group, Haynes III and McCormick are entering into this Agreement for the limited purposes described in Section 22 below. All other capitalized terms appearing herein that are not defined herein are used with the same meanings as are ascribed to such terms in the Primal Merger Agreement (as defined below).

                                   Recitals

     A.   In order to give effect to this Agreement, the parties desire to amend
(i) that certain Agreement and Plan of Merger, dated as of March 19,1999 (as amended by Amendment No. 1 thereto, dated as of March 19, 1999, Amendment No. 2 thereto, dated as of September 27, 1999, and Amendment No. 3 thereto, dated as of October 1, 1999, and in effect on the date hereof, the "Primal Merger Agreement"), by and among, Avery, ACI Telecommunications Financial Services Corporation, a Delaware corporation and wholly owned subsidiary of Avery ("Merger Sub"), Primal Systems, Inc., a California corporation ("Old Primal"), and the Old Primal Stockholders, and (ii) that certain Investors Rights Agreement, dated as of September 30, 1999 (the "Investors Rights Agreement"), by and among Avery and the Old Primal Stockholders, and (iii) that certain Escrow Agreement, dated as of September 30, 1999 (as amended by Amendment No. 1 thereto, dated as October 1, 1999, and in effect on the date hereof, the "Escrow Agreement"), by and among Avery, Merger Sub, the Old Primal Majority Stockholders and the Escrow Agent.

     B. The Merger was effective at 11:59 p.m., Eastern Daylight Savings Time, on September 30, 1999, at which time Old Primal was merged with and into Merger Sub, the separate existence of Old Primal ceased, and the name of Merger Sub was changed to "Primal Solutions, Inc."

     C. Avery and the Old Primal Stockholders have determined that the stockholders of Avery may better realize the true value of Avery and New Primal by Avery's making a distribution (the "Distribution") to the holders of Avery Common Stock (which will not include the Old Primal Stockholders as more fully described below), of one share of the common stock, par value $0.01 per share (the "New Primal Common Stock"), of New Primal for each share of Avery Common Stock held by such holders on the record date (the "Record Date") for the Distribution, with New Primal's becoming an independent publicly held company following the Distribution.

     D. To effectuate the Distribution, the parties hereto desire to enter into the agreements hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing, the parties hereto, intending to be legally bound, agree as follows:

     1.   The Distribution; Pre-Distribution Covenants.
          --------------------------------------------

          1.1  The Distribution. The parties hereto will use their commercially
               ----------------
reasonable best efforts to cause the Distribution to be made by Avery as soon as is reasonably practicable and otherwise to give effect to the transactions described herein or contemplated hereby. Avery and New Primal will cause the Subsidiary (Wireless Billing Systems) to be wholly owned by New Primal on the effective date of the Distribution (the "Distribution Date").

          1.2  Distribution Concepts.
               ---------------------

               (a) Certain Definitions. For purposes of this Agreement, except
                   -------------------
     as otherwise expressly provided or unless the context otherwise clearly requires, the terms defined in this Section 12 have the meanings assigned to them or referred to in this Section 12, and include the plural as well as the singular:

               "Options"--with respect to an issuer of securities, means options, warrants, subscriptions, calls, commitments or rights of any character to purchase, subscribe for or otherwise acquire either capital stock or Convertible Securities of the issuer.

               "Convertible Securities"--with respect to an issuer of securities, means any capital stock, evidences of indebtedness, shares or other securities convertible into or exchangeable for capital stock of the issuer.

               "Fully Diluted Basis"--when calculating the number of shares of a specific security outstanding at any date, means the number of shares of the specified security outstanding calculated as if all Options had been fully exercised and the specified securities issued immediately prior to the relevant date of determination (and, if the exercise thereof resulted in the issuance of Convertible Securities, such Convertible Securities were fully converted into shares of the specified security) and were outstanding as of such date, and all Convertible Securities had been fully converted into shares of the specified security immediately prior to the relevant date of determination (and, if the conversion thereof resulted in the issuance of

                                      -2-
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     Convertible Securities, such Convertible Securities were fully converted into shares of the specified security) and were outstanding as of such date.

               "Fully Diluted Basis on the Distribution Date"--when calculating the number of shares of Avery Common Stock outstanding on the Distribution Date, after giving effect to the Distribution, means the sum of (i) the outstanding shares of Avery Common Stock on the Record Date, plus (ii) the aggregate number of shares of Avery Common Stock, if any, issued between the Record Date and the Distribution Date upon the exercise of Options and the conversion or exchange of Convertible Securities, plus (iii) the aggregate number of shares of Avery Common Stock reserved on the Distribution Date for issuance upon the exercise of Options and the conversion or exchange of Convertible Securities (excluding the shares of Avery Common Stock reserved for issuance upon the conversion of the Series F Preferred Stock (as defined in Section 31 hereof) and the Series G Preferred Stock (as defined in Section 34 hereof)) after giving effect to the adjustments for which provisions are made in Section 13 hereof. For the purposes of clause (iii) of the preceding sentence, the number of shares of Avery Common Stock reserved on the Distribution Date for issuance upon the exercise of Options and the conversion or exchange of Convertible Securities (excluding the shares of Avery Common Stock reserved for issuance upon the conversion of the Series F Preferred Stock and the Series G Preferred Stock) shall be calculated after giving effect to the adjustments for which provisions are made in Section 13 hereof.

               (b)  Capitalization of New Primal on the Distribution Date. The
                    -----------------------------------------------------
     capitalization of New Primal on the Distribution Date shall be as set forth in Section 13 hereof. On the Distribution Date, New Primal shall have no Options or Convertible Securities outstanding.

               (c)  Ownership of New Primal Following the Distribution. The
                    --------------------------------------------------
     ownership of New Primal on the Distribution Date, after giving effect to the Distribution, shall be as set forth in Section 36 hereof.

               (d)  Ownership of Avery Following the Distribution. The ownership
                    ---------------------------------------------
     of Avery on the Distribution Date, after giving effect to the Distribution, shall be as set forth in Section 36 hereof.

               (e)  Calculations. For purposes of this Agreement, only (i)
                    ------------
     shares of Series F Preferred Stock acquired by the Old Primal Stockholders pursuant to the Primal Merger Agreement and this Agreement, (ii) shares of Series G Preferred Stock acquired pursuant to this Agreement, and (iii) shares of Avery Common Stock acquired upon conversion of the Series F Preferred Stock and Series G Preferred Stock shall be used to calculate the beneficial ownership percentages of the Old Primal Stockholders. If any of the Old Primal Stockholders has converted his shares of the Series F Preferred Stock into Avery Common Stock prior to the date of the redemption described in Section 35 hereof or prior to the Distribution Date, such Person shall be deemed to be the beneficial owner of such shares on the redemption date and the Distribution Date, as the case may be, to calculate the beneficial ownership percentages of such Person for all purposes of this Agreement unless such Person establishes to the satisfaction of Avery and its transfer agent prior to the redemption date or the Distribution Date, as the case may be, that such Person is not the beneficial owner of such shares. Exhibit 1.2(e) hereto sets forth examples of the calculations used in this Agreement. Such examples assume
     (i) that the outstanding capitalization of Avery is as set forth in Section 21 hereof, (ii) that all the Old Primal Stockholders are parties hereto,
     (iii) that none of Avery's outstanding Options are exercised for, or Convertible Securities converted into or exchanged for, shares of Avery Common Stock between the date hereof and the Distribution Date, and (iv) that all of such Options and Convertible Securities remain outstanding on the Distribution Date.

               (f) Closing Condition. The parties acknowledge and agree that it is a condition to making the Distribution and consummating the other transactions herein contemplated to be consummated on the Distribution Date that no permanent injunction or preliminary injunction or other order shall have been entered, and not vacated, by a court or administrative agency of competent jurisdiction, in any proceeding or action, which enjoins, restrains, makes illegal or prohibits consummation of the transactions contemplated hereby, but that the threat or existence of any other litigation, action or other proceeding at law or in equity shall not prevent the consummation of such transactions.

          1.3  Pre-Distribution Covenants.
               --------------------------

               (a)  Business of Primal. Subject (until the Distribution Date) to
                    ------------------
the fiduciary duties owed to Avery, as the sole stockholder of New Primal, the business and affairs of New Primal shall be managed by or under the direction of New Primal's board of directors. In furtherance of the Distribution and the other transactions contemplated hereby, however, between the date hereof and the Distribution Date, Avery, New Primal and the Old Primal Stockholders (i) will use their commercially reasonable best efforts to cause, except as set forth on
Schedule 13 hereof, New Primal and Subsidiary to conduct their respective businesses only in the ordinary course consistent with past practice, (ii) will cause New Primal and Subsidiary not to dispose of any of their respective assets or incur any liabilities other than, in each case, in the normal course of business consistent with past practice or as contemplated hereby, and (iii) will not change the capitalization of New Primal or Subsidiary, whether by merger, recapitalization, restructuring, amendment to the terms of its capital stock, sale of stock or otherwise (or distribution of treasury stock), except as specifically set forth herein.

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               (b)  Capitalization of Avery; Governance. Between the date hereof
                    -----------------------------------
     and the Distribution Date, Avery will not, without the consent of the Old Primal Majority Stockholders, not to be unreasonably withheld, change the capitalization of Avery, whether by merger, recapitalization, restructuring, amendment to the terms of its capital stock, sale of stock or otherwise (or distribution of treasury stock), except upon the exercise or conversion of outstanding Options and Convertible Securities and except as specifically set forth herein. Between the date hereof and the Distribution Date, Avery will not, without the consent of the Old Primal Majority Stockholders, not to be unreasonably withheld, amend its Certificate of Incorporation or Bylaws or take any other action to increase, decrease or otherwise alter or modify the corporate governance rights of its stockholders, including, without limitation, distributing rights commonly known as a "poison pill" plan, implementing staggered terms for its Board members, or adopting advance notice provisions for its stockholders meetings.

               (c) Capitalization of New Primal. Between the Record Date and the Distribution Date, Avery and the New Primal board of directors shall take any and all actions necessary to amend the Certificate of Incorporation of New Primal to increase the authorized number of shares of New Primal Common Stock to be equal to (i) the sum of (1) the quotient obtained by dividing (A) the sum of (x) number of shares of Avery Common Stock outstanding on the Record Date (excluding treasury shares) plus (y) the number of shares of Avery Common Stock issuable in the Distribution to the holders of Avery's Series A, B, C, D and E Preferred Stocks and the holder of the Waterside Note as if such securities had been converted into Avery Common Stock on the Record Date, by (B) .68 (such number of shares being referred to herein collectively as the "New Primal Distributable Shares" and individually as a "New Primal Distributable Share"), plus (2) 250,000 shares of New Primal Common Stock; or (ii) such greater number of shares of New Primal Common Stock as the Old Primal Majority Stockholders may request.

          1.4  Failure to Complete the Distribution. Without limiting any other
               ------------------------------------
remedies, whether at law or in equity, if the parties fail to complete the Distribution, the following provisions shall apply. The events described in paragraphs (a), (b) and (c) of this Section 14 are hereinafter referred to individually as a "Distribution Failure Event." The date on which a Distribution Failure Event occurs is hereinafter referred to as the "Distribution Failure Event Date."

               (a)  Avery Party or Parties at Fault. If (i) the Distribution has
                    -------------------------------
     not occurred on or before December 31, 2000, (ii) the failure of the Distribution to have occurred on or before such date shall be due to the failure of the Avery Parties, or any one or more of the Avery Parties, to comply fully with its or his, as the case may be, obligations under this Agreement or their representations and warranties herein are not true in all material respects, and (iii) the Old Primal Stockholders shall have substantially complied with their respective obligations under this Agreement and

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

     their respective representations and warranties herein are true in all material respects, then, in such events, Avery shall forgive the Loans (as defined in Section 5 hereof), return the promissory notes evidencing the Loans to each of the Old Primal Stockholders, respectively, and release the shares of Series G Preferred Stock (as defined in Section 34 hereof) pledged thereunder.

               (b)  Faltys, Simrell or Haynes at Fault. If (i) the Distribution
                    ----------------------------------
     has not occurred on or before December 31, 2000, (ii) the failure of the Distribution to have occurred on or before such date shall be due to the failure of Faltys, Simrell and Haynes, or any one or more of Faltys, Simrell or Haynes, to comply fully with their or his obligations under this Agreement or their or his representations and warranties herein are not true in all material respects, and (iii) Nielsen, the Old Primal Minority Stockholders and the Avery Parties shall have substantially complied with their respective obligations under this Agreement and their respective representations and warranties herein are true in all material respects, then, in such events, each of the Old Primal Stockholders shall deliver, or cause to be delivered, to Avery their respective pro rata portion, based on their respective pro rata ownership of Old Primal immediately prior to the Merger, of such number of shares of the Series G Preferred Stock pledged to secure the repayment of the Loans as would, if converted into Avery Common Stock on the Distribution Failure Event Date, when subtracted from the total number of shares of the Avery Common Stock reserved for conversion of the Series G Preferred Stock collectively beneficially owned by the Old Primal Stockholders on the Distribution Failure Event Date, leave outstanding shares of the Series G Preferred Stock that would equal, assuming the shares of the Series G Preferred Stock were converted into Avery Common Stock, in the aggregate 20% of the Avery Common Stock on a Fully Diluted Basis on the Distribution Failure Event Date.

               In addition to returning to Avery their pro rata portion of the shares of the Series G Preferred Stock referred to above, each of Faltys, Simrell and Haynes shall also deliver 20,000 shares of the Series G Preferred Stock to Nielsen and the Old Primal Minority Stockholders. These 60,000 shares of the Series G Preferred Stock shall be distributed to Nielsen and the Old Primal Minority Stockholders pro rata based on their respective pro rata ownership of Old Primal immediately prior to the Merger, and, following the delivery of such shares, the Loans to Nielsen and the Old Primal Minority Stockholders shall be forgiven and none of such Persons shall have any further liability therefor.

               (c) Nielsen at Fault. If (i) the Distribution has not occurred on or before December 31, 2000, (ii) the failure of the Distribution to have occurred on or before such date shall be due to the failure of Nielsen to comply fully with his obligations under this Agreement or his representations and warranties herein are not true in all material respects, and (iii) Faltys, Simrell and Haynes, the Old Primal

     Minority Stockholders and the Avery Parties shall have substantially complied with their respective obligations under this Agreement and their respective representations and warranties herein are true in all material respects, then, in such events, each of the Old Primal Stockholders shall deliver, or cause to be delivered, to Avery their respective pro rata portion, based on their respective pro rata ownership of Old Primal immediately prior to the Merger, of such number of shares of the Series G Preferred Stock pledged to secure the repayment of the Loans as would, if converted into Avery Common Stock on the Distribution Failure Event Date, when subtracted from the total number of shares of the Avery Common Stock reserved for conversion of the Series G Preferred Stock collectively beneficially owned by the Old Primal Stockholders on the Distribution Failure Event Date, leave outstanding shares of the Series G Preferred Stock that would equal, assuming the shares of the Series G Preferred Stock were converted into Avery Common Stock, in the aggregate 20% of the Avery Common Stock on a Fully Diluted Basis on the Distribution Failure Event Date.

               In addition to returning to Avery his pro rata portion of the shares of the Series G Preferred Stock referred to above, Nielsen shall also deliver 60,000 shares of the Series G Preferred Stock to Faltys, Simrell, Haynes and the Old Primal Minority Stockholders. These 60,000 shares of the Series G Preferred Stock shall be distributed to Faltys, Simrell, Haynes and the Old Primal Minority Stockholders pro rata based on their respective pro rata ownership of Old Primal immediately prior to the Merger, and, following the delivery of such shares, the Loans to Faltys, Simrell, Haynes and the Old Primal Minority Stockholders shall be forgiven and none of such Persons shall have any further liability therefor.

               (d) Old Primal Minority Stockholders at Fault. If (i) the
                   -----------------------------------------
     Distribution has not occurred on or before December 31, 2000, (ii) the failure of the Distribution to have occurred on or before such date shall be due to the failure of the Old Primal Minority Stockholders, or any one or more of the Old Primal Minority Stockholders, to comply fully with their or his obligations under this Agreement or their or his representations and warranties herein are not true in all material respects, and (iii) the (A) Faltys, Simrell and Haynes, (B) Nielsen and (C) the Avery Parties shall have substantially complied with their respective obligations under this Agreement and their respective representations and warranties herein are true in all material respects, then, in such events, the Old Primal Stockholders shall deliver, or cause to be delivered, to Avery their respective pro rata portion, based on their respective pro rata ownership of Old Primal immediately prior to the Merger, of such number of shares of the Series G Preferred Stock pledged to secure the repayment of the Loans as would, if converted into Avery Common Stock on the Distribution Failure Event Date, when subtracted from the total number of shares of the Avery Common Stock reserved for conversion of the Series G Preferred Stock collectively beneficially owned by the Old Primal Stockholders on the Distribution Failure Event Date, leave outstanding shares of the Series G Preferred Stock that would equal, assuming the shares of the Series G Preferred Stock were converted into Avery Common Stock, in the aggregate 20% of the Avery Common Stock on a Fully Diluted Basis on the Distribution Failure Event Date.

          In addition to returning to Avery their pro rata portion of the shares of the Series G Preferred Stock referred to above, each of the Old Primal Minority Stockholders shall also deliver 20,000 shares of the Series G Preferred Stock to the Old Primal Majority Stockholders. These 60,000 shares of the Series G Preferred Stock shall be distributed to the Old Primal Majority Stockholders pro rata based on their respective pro rata ownership of Old Primal immediately prior to the Merger, and, following the delivery of such shares, the Loans to the Old Primal Majority Stockholders shall be forgiven and none of such Persons shall have any further liability therefor.

               (e) More Than One Party at Fault. If (i) the Distribution has not
                   ----------------------------
     occurred on or before December 31, 2000, and (ii) the failure of the Distribution to have occurred on or before such date shall be due to (A) the failure of two or more, but less than all, of (1) the Avery Parties or any one or more of the Avery Parties, (2) Faltys, Simrell and Haynes, or any one or more of Faltys, Simrell or Haynes, (3) Nielsen or (4) the Old Primal Minority Stockholders, or any one or more of the Old Primal Minority Stockholders, to comply fully with their, his or its, as the case may be, obligations under this Agreement or their, his or its, as the case may be, representations and warranties herein are not true in all material respects as hereinabove contemplated in paragraphs (a) through (d), inclusive, of this Section 14 and (B) the other parties hereto shall have substantially complied with their respective obligations under this Agreement and their respective representations and warranties herein are true in all material respects, then, in such events, the provisions set forth in paragraphs (a) through (d), inclusive, of this Section 14, shall apply with respect to the parties at fault. The foregoing notwithstanding, however, if any of the parties at fault are Old Primal Stockholders, and such parties would, but for this paragraph (e), be entitled to receive additional shares of the Series G Preferred Stock or have their Loans forgiven, or both, under any of paragraphs (a) through (d), inclusive, of this Section 14 then, in such events, such party or parties at fault shall not be entitled to receive any such additional shares of the Series G Preferred Stock, such shares shall be distributed to those Old Primal Stockholders who are not at fault pro rata based on their respective pro rata ownership of Old Primal immediately prior to the Merger, and the Loans to such party or parties at fault shall not be forgiven and shall remain in full force and effect.

               (f) No Party or All Parties at Fault. If (i) the Distribution has not occurred on or before December 31, 2000, and (ii) the failure of the Distribution to have occurred on or before such date shall be due to
     (A) the failure of one or more
     of the Old Primal Stockholders and one or more of the Avery Parties to comply fully with their, his or its, as the case may be, obligations under this Agreement or their, his or its, as the case may be, representations and warranties herein are not true in all material respects, or (B) the occurrence of (1) events or circumstances not within the control of any of the Old Primal Stockholders or the Avery Parties, and (2) the Old Primal Stockholders and the Avery Parties shall have substantially complied with their respective obligations under this Agreement and their representations and warranties herein are true in all material respects, then, in such events, the Old Primal Stockholders shall deliver, or cause to be delivered, to Avery their respective pro rata portion, based on their respective pro rata ownership of Old Primal immediately prior to the Merger, of such number of shares of the Series G Preferred Stock pledged to secure the repayment of the Loans in full payment, satisfaction and discharge of the promissory notes evidencing the Loans as would, if converted into Avery Common Stock on the Distribution Failure Event Date, when subtracted from the total number of shares of the Avery Common Stock reserved for conversion of the Series G Preferred Stock collectively beneficially owned by the Old Primal Stockholders on the Distribution Failure Event Date, leave outstanding shares of the Series G Preferred Stock that would equal, assuming the shares of the Series G Preferred Stock were converted into Avery Common Stock, in the aggregate 20% of the Avery Common Stock on a Fully Diluted Basis on the Distribution Failure Event Date. Following the delivery to Avery of the shares of the Series F Preferred Stock as contemplated in this Section 14, none of the Old Primal Stockholders shall have any further liability for the Loans.

               (g)  Automatic Extension. The foregoing notwithstanding, however,
                    -------------------
     the date on which these transactions are to occur shall be automatically extended to February 15, 2001, without any action on the part of the parties hereto if Avery, on the one hand, and the Old Primal Majority Stockholders, on the other hand, and without any party waiving any rights hereunder, mutually agree that it is reasonably likely that the Distribution can be consummated on or before such date.

               (h)  Closings. The closing of the transactions contemplated by
                    --------
     this Section 14 and the delivery of the documents, instruments and other papers contemplated hereby shall take place on or before the tenth business day following December 31, 2000, or February 15, 2001, as the case may be.

     2.   Representations and Warranties.
          ------------------------------

          2.1 Avery Capitalization. Avery represents and warrants to the Old Primal Majority Stockholders that, as of the date hereof, Avery has (i) 8,745,651 shares of Avery Common Stock outstanding (which excludes 1,215,216 shares of Avery Common Stock held by Avery as treasury shares, and which excludes shares of Avery Common Stock issuable to the Old Primal Stockholders upon conversion of their shares of the Series F Preferred Stock); (ii) 2,700,000 shares

(which excludes the 3,945,175 shares of Avery Preferred Stock issued to the Former Old Primal Stockholders and Nielsen in the Merger) of convertible preferred stock outstanding, which, as of the date hereof, are convertible into an aggregate of 1,674,000 shares of Avery Common Stock; (iii) options and warrants outstanding, which, as of the date hereof, are exercisable to purchase an aggregate of 4,444,999 shares of Avery Common Stock; and (iv) a convertible promissory note (the "Waterside Note") outstanding, which, as of the date hereof, is (and assuming the Distribution Date is on or before December 31, 2000, will be) convertible into an aggregate of 280,000 shares of Avery Common Stock. Accordingly, as of the date hereof, Avery has 15,144,650 shares of Avery Common Stock outstanding on a Fully Diluted Basis (which excludes shares of Avery Common Stock issuable to the Old Primal Stockholders upon conversion of their shares of the Series F Preferred Stock). Avery is also obligated to issue to Waterside Capital Corporation additional warrants to purchase shares of Avery Common Stock in each year that amounts remain unpaid on the Waterside Note. Except as set forth above, Avery has no other outstanding options, warrants, convertible or derivative securities or any other equity securities, or any outstanding rights to obtain or acquire equity securities. There are no preemptive rights.

          2.2  Ownership of New Primal and Subsidiary. Avery represents and
               --------------------------------------
warrants to the Old Primal Majority Stockholders that, as of the date hereof, Avery owns all of the issued and outstanding equity securities of New Primal and there are no options, warrants, convertible or derivative securities or any other equity securities, or any outstanding rights to obtain or acquire equity securities in New Primal; and New Primal owns all of the issued and outstanding equity securities of Subsidiary, and there are no options, warrants, convertible or derivative securities or any other equity securities, or any outstanding rights to obtain or acquire equity securities in Subsidiary. There are no preemptive rights.

          2.3  Authority. Each of the parties hereto represents and warrants to
               ---------
the others that it or he, as the case may be, has the full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, without further consents or approvals, governmental or otherwise, except for those already obtained and except for those contemplated hereby.

     3.   Pre-Distribution Transactions.
          -----------------------------

          3.1  Release of Escrow Shares. Avery and the Old Primal Stockholders
               ------------------------
hereby agree that, pursuant to Section 3.3 of the Primal Merger Agreement, an aggregate of 1,945,188 shares of Avery Preferred Stock (hereinafter referred to as the "Series F Preferred Stock") are to be released from the Escrow Agreement, and that such Escrow Shares shall be distributed to each of the Old Primal Stockholders as follows:

               Name          Percentage     Number of Shares
             ------------  -------------- --------------------
               Faltys         30.4861%             593,013

               Simrell        21.5999%             420,159
             ------------  -------------- --------------------

               Name          Percentage     Number of Shares
             ------------  -------------- --------------------
               Haynes         21.5999%             420,159
               Nielsen        16.4969%             320,895
               Anand           3.2724%              63,654
               Cholappadi      3.2724%              63,654
               Gupta           3.2724%              63,654
                                          --------------------
                        Total                    1,945,188
                                          ====================

          Each of the Old Primal Stockholders hereby acknowledges and confirms that the 1,945,188 shares of the Series F Preferred Stock constitutes all of the Escrow Shares, and that 54,812 shares of the Series F Preferred were to be returned to Avery in consideration for Avery's granting options to purchase 54,812 shares of Avery Common Stock to former employees of Old Primal on the day following the Merger. Accordingly, pursuant to the Escrow Agreement, this Agreement will constitute the joint written instructions of Avery and the Old Primal Stockholders to release immediately to each of the Old Primal Stockholders the number of Escrow Shares set forth opposite such Old Primal Stockholder's name in the table above and held by the Escrow Agent pursuant to the Escrow Agreement, and to return to Avery 54,812 Escrow Shares. On the first business day following the date hereof, Avery and the Old Primal Stockholders will jointly instruct the Escrow Agent promptly to give effect to the foregoing.

          3.2 Determination and Issuance of Additional Merger Consideration.
              -------------------------------------------------------------
Avery and the Old Primal Stockholders hereby agree that, pursuant to Section 3.3 of the Primal Merger Agreement, an aggregate of 3,236,531 shares of Series F Preferred Stock are to be issued to the Old Primal Stockholders as Additional Merger Consideration, and that such shares shall be distributed to each of the Old Primal Stockholders as follows:

               Name          Percentage     Number of Shares
             ------------  -------------- --------------------
               Haynes         21.5999%             420,159
               Faltys         30.4861%             986,692
               Simrell        21.5999%             699,088
               Haynes         21.5999%             699,088
               Nielsen        16.4969%             533,927
               Anand           3.2724%             105,912
               Cholappadi      3.2724%             105,912
               Gupta           3.2724%             105,912
                                          --------------------

               Name          Percentage     Number of Shares
             ------------  -------------- --------------------
                        Total                    3,236,531
                                          ====================

     Avery shall cause the shares of the Series F Preferred Stock to be issued as Additional Merger Consideration to be issued on the first business day following the date of this Agreement.

          3.3  Amendments to Primal Merger Agreement. Pursuant to Section 14.8
               -------------------------------------
of the Primal Merger Agreement, each of the Old Primal Stockholders hereby amends, as to each such Old Primal Stockholder, Section 3.3 of the Primal Merger Agreement to provide that the number of Escrow Shares to which each of the Old Primal Stockholders is entitled under Section 3.3 of the Primal Merger Agreement shall be as set forth in Section 31 hereof. Pursuant to Section 14.8 of the Primal Merger Agreement, each of the Old Primal Stockholders hereby amends, as to each such Old Primal Stockholder, Section 3.3 of the Primal Merger Agreement to provide that the number of shares of Series F Preferred Stock to which each of the Old Primal Stockholders is entitled as Additional Merger Consideration pursuant to Section 3.3 of the Primal Merger Agreement shall be as set forth in
Section 32 hereof. Except as set forth in Section 32 hereof, pursuant to Section
14.7 of the Primal Merger Agreement, each of the Old Primal Stockholders hereby expressly waives any right to receive any other shares of Series F Preferred Stock as Additional Merger Consideration from and after the date hereof.

          3.4  Exchange of Securities. Contemporaneously with the release of the
               ----------------------
Escrow Shares and the issuance of Series F Preferred Stock as Additional Merger Consideration as set forth above, Avery will issue one share of a new Series G Participating Convertible Voting Preferred Stock (the "Series G Preferred Stock") in exchange for each outstanding share of the Series F Preferred Stock then outstanding and held by a party to this Agreement. The Series G Preferred Stock will be identical in all respects to the Series F Preferred Stock, except that (i) the Series G Preferred Stock will have one vote for each share of Avery Common Stock into which it is from time to time convertible and will vote with the holders of Avery Common Stock as a single class, (ii) the Series G Preferred Stock will not be entitled to participate in the Distribution by Avery of the New Primal Common Stock to holders of Avery Common Stock and to the holders of Avery's Series A, B, C, D and E Preferred Stocks and the holder of the Waterside Note as herein contemplated, and (iii) the Series G Preferred Stock will become convertible into Avery Common Stock on the earlier of (i) the Distribution Date or (ii) a Distribution Failure Event. As is the case with the Series F Preferred Stock, the Series G Preferred Stock will initially be convertible into Avery Common Stock on a one-for-one basis, will be entitled to participate on an "if converted" basis in all dividends and other distributions (except the Distribution of the New Primal Common Stock contemplated hereby) made by Avery to holders of Avery Common Stock, and will have a liquidation preference of $0.01. Except to secure the Loans as herein provided, and except for transfers pursuant to the laws of descent and distribution, each Person who receives Series G Preferred Stock pursuant to this Agreement agrees not to sell, transfer, assign, pledge, mortgage, hypothecate, encumber, option, gift or otherwise dispose of such shares of Series G Preferred Stock between the date hereof and the earlier of a Distribution Failure Event Date or the Distribution Date without the express prior written consent of Avery.

          3.5  Redemptions. Immediately prior to the Distribution Date, Avery
               -----------
will distribute to each of the Old Primal Stockholders, on a pro rata basis based on their ownership of Old Primal immediately prior to the Merger, an aggregate of 32% of the New Primal Distributable Shares in redemption of such number of shares of the Series G Preferred Stock from each of the Old Primal Stockholders, on a pro rata basis based on their ownership of Old Primal immediately prior to the Merger, as will, when subtracted from the total number of shares of Series G Preferred Stock then outstanding, leave outstanding shares of the Series G Preferred Stock that would equal, assuming such shares were converted into Avery Common Stock, in the aggregate 15% of the Avery Common Stock on a Fully Diluted Basis on the date of the redemption.

          3.6  Post-Distribution Ownership of Avery and Primal.
               -----------------------------------------------

               (a)  Avery Ownership. On the Distribution Date, after giving
                    ---------------
     effect to the Distribution and to the adjustments described in Section 13 hereof, the Old Primal Stockholders shall collectively beneficially own shares of the Series G Preferred Stock that would equal, assuming such shares were converted into Avery Common Stock, in the aggregate 15% of the sum of (i) the shares of the Avery Common Stock on a Fully Diluted Basis on the Distribution Date, plus (ii) the number of shares of Avery Common Stock reserved for issuance upon conversion of the Series G Preferred Stock outstanding on the Distribution Date, and the other security holders of Avery on the Record Date shall collectively beneficially own shares of Avery Common Stock and Options and Convertible Securities that would equal, assuming all Options were exercised for and all Convertible Securities were converted into or exchanged for Avery Common Stock, in the aggregate 85% of the sum of (i) the shares of the Avery Common Stock on a Fully Diluted Basis on the Distribution Date, plus (ii) the number of shares of Avery Common Stock reserved for issuance upon conversion of the Series G Preferred Stock outstanding on the Distribution Date.

               (b) Primal Ownership. On the Distribution Date, after giving
                   ----------------
     effect to the Distribution, but excluding the issuance of the 250,000 shares of New Primal Common Stock contemplated by Section 18 hereof, the Old Primal Stockholders shall collectively beneficially own shares of New Primal Common Stock that equal in the aggregate 32% of the New Primal Distributable Shares, and the other security holders of Avery on the Record Date shall collectively beneficially own shares of New Primal Common Stock that would equal in the aggregate 68% of the New Primal Distributable Shares.

          3.7  Amendments to Investors Rights Agreement.
               ----------------------------------------

               (a)  Repurchase Right. Pursuant to Section 5.10 of the Investors
                    ----------------
     Rights Agreement, each of the Old Primal Stockholders hereby amends, as to each such Old Primal Stockholder, Section 3.2 of the Investors Rights Agreement to provide that Avery shall have no obligation to repurchase from any of the Old Primal Stockholders any shares of Avery Common Stock issued upon conversion of the Series F Preferred Stock, and, pursuant to Section
     5.10 of the Investors Rights Agreement, each of the Old Primal Stockholders hereby expressly waives all of his rights under Section 3.2 of the Investors Rights Agreement to have any of such shares repurchased.

               (b) New Primal Board of Directors. Each of the Old Primal Stockholders hereby amends, as to each such Old Primal Stockholder, Section
     3.1.3 of the Investors Rights Agreement to provide that the Board of Directors of New Primal shall consist of a total of seven members, with two members being designated by Avery, two members being designated by the Old Primal Majority Stockholders, two members being independent members, one of which shall initially be the designee of Franklin Capital Corporation, and one member being the new chief executive officer of Primal, Bill Salway. At such time as the New Primal Board elects a new chief executive officer of New Primal, Mr. Salway will resign or be removed from the Board and the new chief executive officer will be elected to fill such vacancy. Avery and each of the Old Primal Majority Stockholders will each use their commercially reasonable best efforts to fill the vacancy on the Board for an independent member as soon as is reasonably practicable following the date of this Agreement. Except as to the Franklin Capital designee, Rule 4200(a)(14) of the rules of the National Association of Securities Dealers, Inc. relating to The Nasdaq Stock Market shall be used to determine whether a member of the Board of Directors is independent. The Old Primal Majority Stockholders shall not designate Nielsen to the New Primal Board pursuant to this Section 37, and Avery shall not designate either Haynes III or McCormick to the New Primal Board pursuant to this Section 37. All rights to designate directors under this Section 37 shall terminate and be of no further force or effect on and after the 545th day following the date of this Agreement.

               To effectuate the foregoing, the Old Primal Stockholders hereby request that Avery, in its capacity as the sole stockholder of New Primal, and Avery agrees that it will, as soon as is reasonably practicable following the execution and delivery of this Agreement, but in no event later than the fifth business day following the execution and delivery of this Agreement, execute and deliver a written consent or consents and take such other actions as permitted under the Delaware General Corporation Law to effectuate the elections of the members of the New Primal Board of Directors as contemplated hereby. In consideration therefor, each of the Old Primal Stockholders hereby expressly waives, pursuant to Section 5.10 of the Investors Rights Agreement, any right to designate an individual to serve on Avery's

     Board of Directors or to serve on Avery's Board of Directors under Section
     3.1.2 of the Investors Rights Agreement and Avery's further compliance with
     Section 3.1.3 of the Investors Rights Agreement and all rights that each such Old Primal Stockholder has thereunder.

               In the event a Distribution Failure Event occurs and the Distribution is not completed as herein contemplated, however, such waivers shall be of no further force or effect, and all the Old Primal Stockholders' rights under Sections 3.1.2 and 3.1.3 of the Investors Rights Agreement shall remain in full force and effect.

     4.   New Primal CEO. The new chief executive officer of New Primal shall be
          --------------
selected by the New Primal Board of Directors. It is presently the view of the parties hereto that employing a new chief executive officer of New Primal is a matter of highest priority.

     5.   Loans. On the first business day following the date hereof, Avery
          -----
shall loan $398,000 to Faltys, $377,000 to each of Simrell and Haynes, $287,000 to Nielsen, and $41,500 to each of Anand, Cholappadi and Gupta (such loans being referred to collectively herein as the "Loans"). The Loans shall be non-recourse, and none of the Old Primal Stockholders shall have any personal liability for the repayment thereof in excess of the collateral pledged to secure the repayment thereof. To secure the repayment of such Loans, however, each of the Old Primal Stockholders shall each pledge to Avery, and shall grant to Avery a first priority security interest in, all shares of Series F Preferred Stock and Series G Preferred Stock beneficially owned by him on the date hereof or hereafter acquired pursuant to this Agreement. Each of the Loans shall bear interest at the minimum applicable federal rate required to prevent imputed interest from being recognized for federal income tax purposes. Each of the Loans shall be due and payable in full on the second anniversary of the promissory note evidencing such Loans. From and after the Distribution Date, each of the Old Primal Stockholders shall be permitted to sell the shares of the Avery Common Stock pledged as collateral to secure repayment of the Loans if, and only if, all proceeds received upon any such sale are first applied to pay all accrued but unpaid interest on the Loans and then to reduce the outstanding principal amount of the Loans then outstanding. The Old Primal Stockholders shall each execute and deliver a promissory note and a pledge and security agreement to Avery in the forms attached hereto as Exhibit 5-A and Exhibit 5-B, respectively.

     6.   Capital Contribution to New Primal. Avery shall contribute to New
          ----------------------------------
Primal $4,000,000 to use for general corporate and working capital purposes. Avery shall contribute $2,000,000 of the $4,000,000 to New Primal on the first business day following the execution and delivery of this Agreement. Avery shall contribute the remaining $2,000,000 of the $4,000,000 to New Primal on the first to occur of the ninetieth day following the execution and delivery of this Agreement or the Distribution Date, unless, in either case, such date is not a business day, in which case, the contribution shall be made on the first business day following such date.

     7.   Treatment of Avery's Convertible Securities in the Distribution. The
          ---------------------------------------------------------------
holders of Avery's Series A, B, C, D and E Preferred Stocks and the Waterside Note shall participate in the Distribution on an "if converted" basis. In other words, such holders shall not receive any New Primal preferred stock in the Distribution, and, in lieu thereof, such holders shall receive one share of New Primal Common Stock for each share of Avery Common Stock that such holder would have held on the Record Date had such holder converted the Avery preferred stock or the Waterside Note held by such holder into Avery Common Stock on the day immediately preceding the Record Date.

     8.   Registration Statements.
          -----------------------

               8.1  Distribution Registration Statement. Avery will cause New
                    -----------------------------------
Primal to file a registration statement to register all shares of New Primal Common Stock to be issued in the Distribution under the Securities Act and under all applicable state securities laws as soon as reasonably practicable after the date hereof, but in no event later than August 18, 2000, will use its commercially reasonable best efforts to cause such registration statement to be declared effective by the Securities and Exchange Commission (the "SEC") and obtain permits under state securities laws, and the Old Primal Majority Stockholders will use their commercially reasonable best efforts to cooperate therewith, and Avery will pay all costs and expenses in connection therewith. Avery will cause such registration statement to comply in substance and as to form in all material respects with the requirements of the Securities Act and the rules promulgated thereunder, and will provide the Old Primal Majority Stockholders with a reasonable opportunity to review and comment upon the registration statement and any amendments thereto, and Avery shall further keep the Old Primal Majority Stockholders reasonably apprized as to the status thereof.

               8.2  Avery Resale Registration Statement. Avery will file a
                    -----------------------------------
registration statement to register all shares of Avery Common Stock beneficially owned by the Old Primal Stockholders, or that they would be entitled to receive upon conversion of the Series G Preferred Stock, for resale under the Securities Act as soon as reasonably practicable after August 28, 2000, will use its commercially reasonable best efforts to cause such registration statement to be declared effective by the SEC, and will pay all costs and expenses in connection therewith. Avery will cause such registration statement to comply in substance and as to form in all material respects with the requirements of the Securities Act and the rules promulgated thereunder, and will provide the Old Primal Majority Stockholders with a reasonable opportunity to review and comment upon the registration statement and any amendments thereto, and Avery shall further keep the Old Primal Majority Stockholders reasonably apprized as to the status thereof.

               8.3  New Primal Resale Registration Statement. New Primal will
                    ----------------------------------------
file a registration statement to register all shares of New Primal Common Stock held by the Old Primal Stockholders for resale under the Securities Act as soon as practicable, but in no event later than 90 days, after completion of the Distribution, will use its commercially reasonable best efforts to cause such registration statement to be declared effective by the SEC, and will pay all costs and expenses in connection therewith. New Primal will cause such registration statement to comply in substance and as to form in all material respects with the requirements of the Securities Act and the rules promulgated thereunder, and will provide the Old Primal Majority Stockholders with a reasonable opportunity to review and comment upon the registration statement and any amendments thereto, and New Primal shall further keep the Old Primal Majority Stockholders reasonably apprized as to the status thereof.

     9. Irrevocable Proxies. On the first business day following the date of this Agreement, each of the Old Primal Stockholders shall execute and deliver to the Thurston Group and its affiliates an irrevocable proxy to vote all shares of the Series G Preferred Stock now owned or held by him or hereafter acquired whether pursuant to this Agreement or otherwise, and all shares of the Avery Common Stock now owned or held by him or hereafter acquired in the form attached hereto as Exhibit 9-A. On the first business day following the date of this Agreement, each of Thurston Group and its affiliates and Haynes III and his affiliate, Waveland, LLC, shall execute and deliver to the Old Primal Stockholders an irrevocable proxy to vote all shares of New Primal Common Stock held by them or hereafter acquired in the form attached hereto as Exhibit 9-B. Haynes III, the Chairman of Avery, is an affiliate of the Thurston Group. Haynes III, in his capacity as Chairman of Avery, also holds a proxy to vote certain shares of Avery Common Stock held in escrow in connection with Avery's acquisition of its HBS Billing Services subsidiary. Avery will cause Haynes III, in his capacity as the Chairman of Avery, to grant to the Old Primal Stockholders an irrevocable proxy to vote the shares of New Primal Common Stock distributed to Bank One, Texas, NA, as the escrow agent for these shares, until they are released from escrow or until they are returned to Avery pursuant to the provisions of the escrow agreement relating thereto. In the event a Distribution Failure Event occurs and the Distribution is not completed as herein contemplated, then, in such event, the proxies herein granted shall automatically terminate and be of no further force or effect.

     10.  Expenses. Except as otherwise expressly provided herein, Avery shall
          --------
pay all legal and accounting fees incurred by Avery, New Primal and the Old Primal Majority Stockholders in connection with this Agreement and the Distribution. Avery's liability under this Section 10 to pay for legal and accounting fees incurred by New Primal and the Old Primal Majority Stockholders, however, shall not exceed an aggregate of $75,000.

     11.  New Primal Interim CEO. Bill Salway shall initially be the chief
          ----------------------
executive officer of New Primal. Mr. Salway shall serve in such position on an interim basis until the New Primal Board of Directors elects a new chief executive officer, at which time Mr. Salway will relinquish his title or be removed as chief executive officer and shall resume his title and duties as the president and chief operating officer of New Primal. As part of the Distribution, the New Primal Board of Directors will grant stock options to Mr. Salway to replace his Avery stock options, which will be canceled as part of the Distribution.

     12.  New Primal Interim Management. From and after the date hereof until
          -----------------------------
the Distribution Date, New Primal shall not employ Nielsen in any capacity whatsoever without the express prior written consent of Avery, nor shall Nielsen serve as a member of the New Primal Board of Directors without the express prior written consent of Avery.

     13.  Adjustments to Avery's Options and Convertible Securities in the
          ----------------------------------------------------------------
Distribution. The parties hereto do hereby agree that Avery's outstanding
------------
Options and Convertible Securities will be adjusted to give effect to the Distribution as follows:

     Incentive Stock Options

     All options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code and held by employees of New Primal or the Subsidiary (Wireless Billing Systems) will be canceled as part of the Distribution, effective on and as of the Distribution Date.

     The option spread, whether positive or negative, at the Distribution Date with respect to existing Avery options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code and held by employees of Avery and HBS Billing Services Company after the Distribution will be preserved by adjusting the per share exercise price and the number of shares covered by each such option to reflect the Distribution. Each such option will be adjusted so that

     . the per share exercise price will equal the original per share exercise price multiplied the "Avery ratio," as described below, and

     . the number of shares of Avery Common Stock covered will equal the original number of shares stated in the applicable option divided by the Avery ratio.

The "Avery ratio" is a fraction the numerator of which is 3 and the denominator of which is 5.

     Non-Qualified Stock Options and Common Stock Purchase Warrants

     Nielsen's options to purchase 925,000 shares of Avery Common Stock and Bill Salway's options to purchase 300,000 shares of Avery Common Stock will be canceled as part of the Distribution, effective on and as of the Distribution Date.

     Avery's remaining outstanding options to purchase Avery Common Stock that were granted under Avery's 1999 Flexible Incentive Plan and not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code, outstanding non-qualified stock options that were not granted under Avery's 1999 flexible incentive plan, and Avery's outstanding Common Stock purchase warrants will be adjusted to reflect the Distribution. The option or warrant spread, whether positive or negative, at the Distribution Date with respect to such options and warrants will be preserved by adjusting the per share exercise price and the number of shares covered by each such option or warrant to reflect the Distribution. Each such option or warrant shall be adjusted so that

     . the per share exercise price will equal the original per share exercise price multiplied the Avery ratio, and

     . the number of shares of Avery Common Stock covered will equal the original number of shares stated in the applicable option or warrant divided by the Avery ratio.

     Avery's Convertible Preferred Stocks

     Avery's outstanding convertible preferred stocks will be adjusted to reflect the Distribution. The conversion spread, whether positive or negative, at the Distribution Date with respect to such preferred stocks will be preserved by adjusting the per share conversion price on the Distribution Date to reflect the Distribution. Because each series of Avery's outstanding convertible preferred stock is convertible into as many shares as is determined by dividing a fixed dollar amount by the current conversion price, and none of such series is convertible into a fixed number of shares, it is not necessary to make an adjustment regarding the number of shares to be received upon conversion. Avery's outstanding Series A, B, C, D and E Preferred Stocks will be adjusted so that the per share conversion price of each such series will equal the current per share conversion price on the Distribution Date multiplied the Avery ratio. A different adjustment, however, is required for the Series F Preferred Stock and the Series G Preferred Stock. Because the outstanding shares of these series are supposed to be equal to, if all such shares were converted into Avery Common Stock, 15% of the Avery Common Stock on a Fully Diluted Basis both before and after the Distribution, simply multiplying the current conversion price by the Avery ratio would result in these shares being equal to more than 15% after the Distribution because the number of outstanding shares of Avery Common
Stock will not be adjusted in the Distribution. Accordingly, the Series F Preferred Stock and the Series G Preferred Stock will be adjusted so that the per share conversion price of each such series will equal the current per share conversion price on the Distribution Date multiplied by the "Primal Preferred ratio." The "Primal Preferred ratio" is a fraction (i) the numerator of which is the number of outstanding shares of Avery Common Stock on a Fully Diluted Basis immediately preceding the Distribution Date (excluding the shares of Avery Common Stock reserved for issuance upon conversion of the Series F Preferred Stock and the Series G Preferred Stock) and (ii) the denominator of which is the number of outstanding shares of Avery Common Stock on a Fully Diluted Basis on the Distribution Date (which also excludes the shares of Avery Common Stock reserved for issuance upon conversion of the Series F Preferred Stock and the Series G Preferred Stock).

     Avery's Convertible Note

     Avery's outstanding convertible note will be adjusted to reflect the Distribution. The conversion spread, whether positive or negative, at the Distribution Date with respect to such note will be preserved by adjusting the per share conversion price on the Distribution Date to reflect the Distribution. Because the note is convertible into as many shares as the principal amount thereof divided by the present conversion price will purchase, and is not presently convertible into a fixed number of shares, it is not necessary to make an adjustment regarding the number of shares to be received upon conversion.
The per share conversion price of the note will be adjusted to equal the current conversion price on the Distribution Date multiplied by the Avery ratio.

     14.  Releases.
          --------

          14.1 Avery Releasees. Each of New Primal, Subsidiary, Faltys, Simrell,
               ---------------
Haynes, Nielsen, Anand, Cholappadi and Gupta, on behalf of itself or himself, as the case may be, and each of its or his, as the case may be, Related Persons (as hereinafter defined), hereby releases and forever discharges Avery, Thurston Group, Haynes III and McCormick and each of their respective individual, joint or mutual, past, present and future Representatives (as hereinafter defined), affiliates, stockholders, controlling persons, subsidiaries, successors and assigns (individually, a "Avery Releasee," and collectively, "Avery Releasees") from any and all claims, demands, Proceedings (as hereinafter defined), causes of action, Orders (as hereinafter defined), obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which any of New Primal, Subsidiary, Faltys, Simrell, Haynes, Nielsen, Anand, Cholappadi or Gupta, or any of their respective Related Persons, now has, have ever had or may hereafter have against any of the Avery Releasees arising contemporaneously with or prior to the date of this Agreement, or on account of or arising out of any matter, cause or event occurring contemporaneously with or prior to the date of this Agreement; provided, however, that nothing contained herein shall operate to release any obligations of Avery, Thurston Group, Haynes III or McCormick arising under this Agreement, or, with respect to Avery, any obligations of Avery under that certain Memorandum of Understanding dated and effective as of May 5, 2000, and the Employment Agreement referred to therein.

          14.2 Primal Releasees.  Each of Avery, Thurston Group, Haynes III and
               ----------------
McCormick, on behalf of itself or himself, as the case may be, and each of its or his, as the case may be, Related Persons, hereby releases and forever discharges each of New Primal, Subsidiary, Faltys, Simrell, Haynes, Nielsen, Anand, Cholappadi and Gupta, and each of their respective individual, joint or mutual, past, present and future Representatives, affiliates, stockholders, controlling persons, subsidiaries, successors and assigns (individually, a "Primal Releasee," and collectively, "Primal Releasees") from any and all claims, demands, Proceedings, causes of action, Orders, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which any of Avery, Thurston Group, Haynes III or McCormick, or any of their respective Related Persons, now has, have ever had or may hereafter have against any of the Primal Releasees arising contemporaneously with or prior to the date of this Agreement, or on account of or arising out of any matter, cause or event occurring contemporaneously with or prior to the date of this Agreement; provided, however, that nothing contained herein shall operate to release any obligations of any of New Primal, Subsidiary, Faltys, Simrell, Haynes, Nielsen, Anand, Cholappadi or Gupta arising under this Agreement, or, with respect to Nielsen, any obligations of Nielsen under that certain Memorandum of Understanding dated and effective as of May 5, 2000, and the Employment Agreement referred to therein.

          14.3 Covenants Not to Sue.  Each of New Primal, Subsidiary, Faltys,
               --------------------
Simrell, Haynes, Nielsen, Anand, Cholappadi and Gupta, on behalf of itself or himself, as the case may be, and each of its or his, as the case may be, Related Persons, hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind, against any Avery Releasee based upon any matter purported to be released hereby or based upon the Distribution or the other transactions contemplated hereby (other than any claim, demand or proceeding based upon a breach or alleged breach of this Agreement, which claims, demands and proceedings are expressly excluded herefrom). Each of Avery, Thurston Group, Haynes III and McCormick, on behalf of itself or himself, as the case may be, and each of its or his, as the case may be, Related Persons, hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Primal Releasee based upon any matter purported to be released hereby or based upon the Distribution or the other transactions contemplated hereby (other than any claim, demand or proceeding based upon a breach or alleged breach of this Agreement, which claims, demands and proceedings are expressly excluded herefrom).

          14.4 Indemnification. Without in any way limiting any of the rights and remedies otherwise available to any Avery Releasee, each of New Primal and Subsidiary shall indemnify and hold harmless each Avery Releasee from and against all loss, liability, claim, damage (including incidental and consequential damages) or expense (including costs of investigation and defense and reasonable attorneys' fees), whether or not involving third party claims, arising directly or indirectly from or in connection with (i) the assertion by or on behalf of any of New Primal or Subsidiary or any of their respective Related Persons of any claim or other matter purported to be released hereby or based upon the Distribution or the other transactions contemplated hereby (other than any claim, demand or proceeding based upon a breach or alleged breach of this Agreement, which claims, demands and proceedings are expressly excluded herefrom) and (ii) the assertion by any third party of any claim or demand against any Avery Releasee, which claim or demand arises directly or indirectly from, or in connection with, any assertion by or on behalf of any of New Primal or Subsidiary or any of their respective Related Persons against such third party of any claims or other matters purported to be released hereby or based upon the Distribution or the other transactions contemplated hereby (other than any claim, demand or proceeding based upon a breach or alleged breach of this Agreement, which claims, demands and proceedings are expressly excluded herefrom).

          14.4 Indemnification. Without in any way limiting any of the rights and remedies otherwise available to any Avery Releasee, each of Faltys, Simrell and Haynes shall indemnify and hold harmless each Avery Releasee from and against all loss, liability, claim, damage (including incidental and consequential damages) or expense (including costs or investigation and defense and reasonable attorneys' fees), whether or not involving third party claims arising directly or indirectly from or in connection with (i) the assertion by or on behalf of any of Faltys, Simrell or Haynes or any of their respective Related Persons of any claim or other matter purported to be released hereby or based upon the Distribution or the other transactions contemplated hereby (other than any claim, demand or proceeding based upon a breach or alleged breach of this Agreement, which claims, demands and proceedings are expressly excluded herefrom) and (ii) the assertion by any third party of any claim or demand against any Avery Releasee, which claim or demand arises directly or indirectly from, or in connection with, any assertion by or on behalf of any of Faltys, Simrell or Haynes or any of their respective Related Persons against such third party of any claims or other matters purported to be released hereby or based upon the Distribution or the other transactions contemplated hereby (other than any claim, demand or proceeding based upon a breach or alleged breach of this Agreement, which claims, demand and proceedings are expressly excluded herefrom).

          Without in any way limiting any of the rights and remedies otherwise available to any Avery Releasee, Nielsen shall indemnify and hold harmless each Avery Releasee from and against all loss, liability, claim, damage (including incidental and consequential damages) or expense (including costs of investigation and defense and reasonable attorneys' fees), whether or not involving third party claims, arising directly or indirectly from or in connection with (i) the assertion by or on behalf of Nielsen or any of his Related Persons of any claim or other matter purported to be released hereby or based upon the Distribution or the other transactions contemplated hereby (other than any claim, demand or proceeding based upon a breach or alleged breach of this Agreement, which claims, demands and proceedings are expressly excluded herefrom) and (ii) the assertion by any third party of any claim or demand against any Avery Releasee, which claim or demand arises directly or indirectly from, or in connection with, any assertion by or on behalf of Nielsen or any of his Related Persons against such third party of any claims or other matters purported to be released hereby or based upon the Distribution or the other transactions contemplated hereby (other than any claim, demand or proceeding based upon a breach or alleged breach of this Agreement, which claims, demands and proceedings are expressly excluded herefrom).

          Without in any way limiting any of the rights and remedies otherwise available to any Avery Releasee, each of Anand, Cholappadi and Gupta shall indemnify and hold harmless each Avery Releasee from and against all loss, liability, claim, damage (including incidental and consequential damages) or expense (including costs or investigation and defense and reasonable attorneys' fees), whether or not involving third party claims arising directly or indirectly from or in connection with (i) the assertion by or on behalf of any of Anand, Cholappadi or Gupta or any of their respective Related Persons of any claim or other matter purported to be released hereby or based upon the Distribution or the other transactions contemplated hereby (other than any claim, demand or proceeding based upon a breach or alleged breach of this Agreement, which claims, demands and proceedings are expressly excluded herefrom) and (ii) the assertion by any third party of any claim or demand against any Avery Releasee, which claim or demand arises directly or indirectly from, or in connection with, any assertion by or on behalf of any of Anand, Cholappadi or Gupta or any of their respective Related Persons against such third party of any claims or other matters purported to be released hereby or based upon the Distribution or the other transactions contemplated hereby (other than any claim, demand or proceeding based upon a breach or alleged breach of this Agreement, which claims, demand and proceedings are expressly excluded herefrom).

          Without in any way limiting any of the rights and remedies otherwise available to any Primal Releasee, each of Avery, Thurston Group, Haynes III and McCormick shall indemnify and hold harmless each Primal Releasee from and against all loss, liability, claim, damage (including incidental and consequential damages) or expense (including costs of investigation and defense and reasonable attorneys' fees), whether or not involving third party claims, arising directly or indirectly from or in connection with (i) the assertion by or on behalf of any of Avery, Thurston Group, Haynes III or McCormick or any of its or his, as the case may be, Related Persons of any claim or other matter purported to be released hereby or based upon the Distribution or the other transactions contemplated hereby (other than any claim, demand or proceeding based upon a breach or alleged breach of this Agreement, which claims, demands and proceedings are expressly excluded herefrom) and (ii) the assertion by any third party of any claim or demand against any Primal Releasee, which claim or demand arises directly or indirectly from, or in connection with, any assertion by or on behalf of any of Avery, Thurston Group, Haynes III or McCormick or any of its or his, as the case may be, Related Persons against such third party of any claims or other matters purported to be released hereby or based upon the Distribution or the other transactions contemplated hereby (other than any claim, demand or proceeding based upon a breach or alleged breach of this Agreement, which claims, demands and proceedings are expressly excluded herefrom).

          14.5 Certain Definitions. For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 145:
"Proceeding"--means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator. "Related Person"--means with respect to a particular individual: (a) each other member of such individual's Family; (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family; (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity); and, with respect to a specified Person other than an individual: (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person; (b) any Person that holds a Material Interest in such specified Person; (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity); (d) any Person in which such specified Person holds a Material Interest; (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and (f) any Related Person of any individual described in clause (b) or (c). For purposes of the definition of "Related Person," (a) the "Family" of an individual includes (i) the individual,
(ii) the individual's spouse and former spouses, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and
(b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 5% of the outstanding equity securities or equity interests in a Person. "Representative"--means with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

          14.6 Waiver.  The parties each represent and warrant to the others
               ------
that each understands California Civil Code Section 1542, which provides as follows:

          "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

They, being aware of Section 1542, hereby expressly waive any and all rights they may have thereunder as well as under any other statute or common law principles of similar effect under the laws of any state or the United States. This Agreement shall act as a release of all claims described in Sections 141 or 142, to the extent set forth therein, whether such claims are currently known or unknown, foreseen or unforeseen including, without limitation, any claims for damages resulting from the acts or omissions which occurred on or before the date of this Agreement.

     15.  Corsair Guarantee.  It shall be a condition precedent to making the
          -----------------
Distribution that Avery be fully and unconditionally released from any and all liability under its guarantee of amounts owed by New Primal to Corsair Computing, or, alternatively, that an arrangement or arrangements in form, scope and substance reasonably satisfactory to Avery in its sole and absolute discretion shall be made to mitigate Avery's liability under such guarantee. With respect to the foregoing, however, Avery acknowledges and agrees that one such satisfactory arrangement will be an agreement to indemnify and hold Avery harmless from and against any and all liabilities of any nature whatsoever arising from or incidental to such guarantee from New Primal and its Subsidiary, Wireless Billing Systems.

     16.  New Primal Management Compensation.  From and after the Distribution
          ----------------------------------
Date, Faltys, Simrell and Haynes may receive such stock options as may be granted to them by the New Primal Board of Directors.

     17.  Prior Agreements Still in Effect.  Except as expressly modified
          --------------------------------
hereby, each of the other terms and provisions of the Primal Merger Agreement and the Investors Rights Agreement are hereby ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.

     18.  Issuance of New Primal Common Stock to Nielsen.  On the first business
          ----------------------------------------------
day following the Distribution Date, New Primal hereby agrees to issue to Nielsen 250,000 shares of the New Primal Common Stock. Nielsen hereby acknowledges and agrees that the issuance of such shares is in replacement of Nielsen's options to purchase 925,000 shares of Avery Common Stock, which is being canceled as part of the Distribution, and that the cancellation of such options is a condition precedent to the receipt of such New Primal Common Stock. Accordingly, Nielsen hereby agrees and consents to Avery's cancellation of Nielsen's option to purchase 925,000 shares of Avery Common Stock as herein provided.

     19.  Resignations.  All parties hereto who are directors of New Primal on
          ------------
the effective date hereof do hereby resign as directors of New Primal, effective for all purposes on and as of such date. All parties hereto, other than Faltys, Simrell and Haynes, who are officers of New Primal on the effective date hereof do hereby resign as officers of New Primal, effective for all purposes on and as of such date. Nielsen hereby resigns as a director of Avery, effective for all purposes and as of the date hereof.

     20.  Avery Approval, Authorization and Ratification.  Avery, as the sole
          ----------------------------------------------
stockholder of New Primal, by execution and delivery hereof, hereby authorizes, approves, ratifies, confirms and adopts in all respects the form, terms and provisions of this Agreement; hereby authorizes, approves, ratifies, confirms and adopts in all respects the execution and delivery hereof by New Primal; and hereby authorizes, approves, ratifies, confirms and adopts in all respects all actions of any nature whatsoever heretofore taken by each of the officers, directors, agents, attorneys and other representatives of New Primal incidental to, contemplated by, arising out of or in connection with, or otherwise relating to in any manner whatsoever, the foregoing.

     21.  General Provisions.
          ------------------

          21.1 Expenses.  Except as otherwise expressly provided in this
               --------
     Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel, and accountants. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

          21.2 Public Announcements.  Any public announcement or similar
               --------------------
     publicity with respect to this Agreement or the transactions contemplated hereby will be issued, if at all, at such time and in such manner as Avery determines. The content of any such public announcement or similar publicity shall be mutually agreed between Avery, on the one hand, and Old Primal Majority Stockholders, on the other hand. Nothing contained herein, however, shall limit or impair, or be deemed to limit or impair, Avery's duty to disclose publicly and in a timely manner material information, including information regarding the existence of this Agreement and the transactions contemplated hereby, if the disclosure of such information is required by or otherwise necessary under the federal securities laws. Unless consented to by Avery in advance or required by law, the Old Primal Stockholders shall, and shall cause New Primal and Subsidiary to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. Representatives of Avery and New Primal will consult with each other concerning the means by which the New Primal's and Subsidiary's employees, customers, and suppliers and others having dealings with New Primal and Subsidiary will be informed of the transactions contemplated hereby, and representatives of Avery will have the right to be present for any such communication.

          21.3 Confidentiality.  Between the date of this Agreement and the
               ---------------
     Distribution Date, each of the parties hereto will maintain in confidence, and will cause their respective Related Persons and Representatives to maintain in confidence, and not use to the detriment of another party, the fact of the existence of this Agreement, or any written, oral, or other information obtained in confidence from another party in connection with this Agreement or the transactions contemplated hereby, unless (i) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (ii) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated hereby, or
     (iii) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings. If the transactions contemplated hereby are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request. Nothing contained herein, however, shall limit or impair, or be deemed to limit or impair, Avery's duty to disclose publicly and in a timely manner material information, including information regarding the existence of this Agreement and the transactions contemplated hereby, if the disclosure of such information is required by or otherwise necessary under the federal securities laws.

          21.4 Notices.  All notices, consents, waivers, and other
               -------
     communications under this Agreement must be in writing and will be deemed to have been duly given when (i) delivered by hand (with written confirmation of receipt), (ii) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (iii) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth in the Primal Merger Agreement or the Investors Rights Agreement (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties). The address for Thurston Group, Haynes III and McCormick is 190 South LaSalle Street, Suite 1710, Chicago, IL 60603, and their fax number is (312) 419-0172.

          21.5 Jurisdiction; Service of Process.  Any action or proceeding
               --------------------------------
     seeking to enforce any provision of, or based on any right arising out of, this Agreement (i) may be brought by the Old Primal Stockholders against any of the parties in the courts of the State of Illinois, County of Cook, or, if it has or can acquire jurisdiction, in the United States District Court for the judicial district in which Chicago, Illinois, lies, or (ii) may be brought by the Avery Parties against any of the parties in the courts of the State of California, County of Orange, or, if it has or can acquire jurisdiction, in the United States District Court for the judicial district in which Irvine, California, lies, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

          21.6 Further Assurances.  The parties agree (i) to furnish upon
               ------------------
     request to each other such further information, (ii) to execute and deliver to each other such other documents, and (iii) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

          21.7 Waiver.  The rights and remedies of the parties to this Agreement
               ------
     are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law,
     (i) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (ii) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

          21.8 Entire Agreement and Modifications.  This Agreement supersedes
               ----------------------------------
     all prior agreements between the parties with respect to its subject matter (including that certain Memo dated June 2000, but specifically not including the Primal Merger Agreement, the Investors Rights Agreement or the Escrow Agreement, except as the Primal Merger Agreement or the Investors Rights Agreement are amended hereby, and the Employment Agreements between New Primal and each of Faltys, Simrell and Haynes) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment. With respect to the foregoing however, any action required or permitted to be taken hereunder, other than any amendment hereof, but including voting of any proxy referred to in Section 9 hereof, by (i) the Old Primal Majority Stockholders or (ii) the Old Primal Stockholders may be so taken if the former holders of at least 66% of the issued and outstanding shares of Old Primal immediately prior to the Merger approve the taking of any such action, other than the amendment hereof, but including voting of any proxy referred to in Section 9 hereof.

          21.9 Assignment, Successors and No Third-Party Beneficiaries.  No
               -------------------------------------------------------
     party may assign any of its rights under this Agreement without the prior consent of the other parties, which will not be unreasonably withheld. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Except as expressly provided in Section 14 hereof, nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and permitted assigns.

         21.10 Severability.  If any provision of this Agreement is held invalid
               ------------
     or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         21.11 Section Headings; Construction.  The headings of Sections in this
               ------------------------------
     Agreement are provided for convenience only and will not affect its construction or interpretation. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms. Whenever any act or other event for which provisions are made herein is specified as occurring contemporaneously with, on, as of, following or after the Distribution, or is specified as occurring on, as of, after or following the Distribution Date, then, in each such event, it shall be a condition precedent to each such act or event that the Distribution shall have occurred.

         21.12 Time of Essence.  With regard to all dates and time periods set
               ---------------
     forth or referred to in this Agreement, time is of the essence.

         21.13 Governing Law.  This Agreement will be governed by the laws of
               -------------
     the State of Delaware without regard to conflicts of laws principles.

         21.14 Counterparts.  This Agreement may be executed in one or more
               ------------
     counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

     22.  Limited Joinder.  Notwithstanding anything contained herein to the
          ---------------
contrary, Thurston Group and Haynes III are joining in this Agreement for the sole purpose of using their commercially reasonable best efforts to cause the Distribution to be made by Avery as soon as is reasonably practicable and otherwise to give effect to the transactions described herein or contemplated hereby as provided in Section 11 hereof, granting the proxies as provided in
Section 9 hereof, agreeing to the releases and the other provisions of Section 14 hereof, and, with respect to Haynes III, resigning his positions with new Primal as provided in Section 19 hereof; and McCormick is joining in this Agreement for the sole purpose of using his commercially reasonable best efforts to cause the Distribution to be made by Avery as soon as is reasonably practicable and otherwise to give effect to the transactions described herein or contemplated hereby as provided in Section 11 hereof, agreeing to the releases and the other provisions of Section 14 hereof, and resigning his positions with New Primal as provided in Section 19 hereof. None of such parties shall have any obligations hereunder of any nature whatsoever except as expressly provided in those Sections.



         [The remainder of this page has been left blank intentionally.
            Signatures of the parties appear on the following page.]

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                              AVERY COMMUNICATIONS, INC.


                              By: /s/ Scot M. McCormick
                                  ------------------------------------
                                  Scot M. McCormick
                                  Vice President

                              PRIMAL SOLUTIONS, INC.


                              By: /s/ John Faltys
                                  ------------------------------------
                                  John Faltys
                                  Vice President

                              /s/ John Faltys
                              ----------------------------------------
                              John Faltys

                              /s/ Joseph R. Simrell
                              ---------------------
                              Joseph R. Simrell

                              /s/ David Haynes
                              ----------------------------------------
                              David Haynes

                              /s/ Mark J. Nielsen
                              ----------------------------------------
                              Mark J. Nielsen

                              /s/ Arun Anand
                              ----------------------------------------
                              Arun Anand

                              /s/ Murari Cholappadi
                              ----------------------------------------
                              Murari Cholappadi

                              /s/ Sanjay Gupta
                              ----------------------------------------
                              Sanjay Gupta

                              THURSTON GROUP, INC.


                              By: /s/ Robert T. Isham, Jr.
                                  ------------------------
                                  Name: Robert T. Isham, Jr.
                                        --------------------------------
                                  Title: Managing Director
                                        --------------------------------

                              /s/ Patrick J. Haynes, III
                              ------------------------------------------
                              Patrick J. Haynes, III


                              /s/ Scot M. McCormick
                              ------------------------------------------
                              Scot M. McCormick

                                                                  Exhibit 1.2(e)



Avery
Ratio    0.6
                                                           Outstanding                                                  Proof
                     --------------------------------------------------------------------------------------------------------------
                    Today          Per       Following         At            After            As           After            As
                               Distribution  Preferred    Distribution     Redemption    Adjusted on     Redemption    Adjusted on
                                Agreement     Exchange    Failure Event     Prior To     Distribution     Prior To     Distribution
                                                              Date        Distribution       Date       Distribution       Date
                                                                              Date                          Date
                -------------------------------------------------------------------------------------------------------------------
Preferred                  0              0           0               0              0              0
Series A             160,000        160,000     160,000         160,000        160,000        266,667        160,000        266,667
Series B             390,000        390,000     390,000         390,000        390,000        650,000        390,000        650,000
Series C              24,000         24,000      24,000          24,000         24,000         40,000         24,000         40,000
Series D             750,000        750,000     750,000         750,000        750,000      1,250,000        750,000      1,250,000
Series E             350,000        350,000     350,000         350,000        350,000        583,333        350,000        583,333
                -------------------------------------------------------------------------------------------------------------------
Subtotal           1,674,000      1,674,000   1,674,000       1,674,000      1,674,000      2,790,000      1,674,000      2,790,000
Series F           1,945,175      1,945,175           0               0              0              0              0              0
Series F (New)             0      5,181,719           0               0              0              0              0              0
Series G (New)             0              0   7,126,894       7,126,894      7,126,894     11,878,157      2,672,585      3,425,409
WC Note              280,000        280,000     280,000         280,000        280,000        466,667        280,000        466,667
Options            4,444,999      4,444,999   4,444,999       4,444,999      4,444,999      7,408,332      4,444,999      7,408,332
Common Stock       8,745,651      8,745,651   8,745,651       8,745,651      8,745,651      8,745,651      8,745,651      8,745,651
                -------------------------------------------------------------------------------------------------------------------
Subtotal          17,089,825     22,271,544  22,271,544      22,271,544     22,271,544     31,288,807     17,817,235     22,836,059
Series F          (1,945,175)             0           0               0              0              0              0              0
Series G (New)             0              0           0      (7,126,894)    (7,126,894)   (11,878,157)
TOTAL             15,144,650     22,271,544  22,271,544      15,144,650     15,144,650     19,410,650     17,817,235     22,836,059
                ===================================================================================================================

                  22,271,544                                 18,930,812     17,817,235     22,836,059     17,817,235     22,836,059
                                                     32%             20%            15%            15%            15%            15%
                                                              3,786,162      2,672,585      3,425,409      2,672,585      3,425,409
                                                             ======================================================================

                                                             15,144,650     15,144,650     19,410,650
                                                              3,786,162      2,672,585      3,425,409
                                                             18,930,812     17,817,235     22,836,059
                                                             ========================================

                                                                     Exhibit 5-A

                          NON-RECOURSE PROMISSORY NOTE
                          ----------------------------

{Amount $}                                                                {Date}

     FOR VALUE RECEIVED, the undersigned, {Name} (hereinafter referred to as the "Maker"), hereby unconditionally promises to pay to the order of AVERY
 -----
COMMUNICATIONS, INC., a Delaware corporation (hereinafter referred to as the

"Holder"), at Holder's address at 190 South LaSalle Street, Suite 1710, Chicago,
-------
Illinois 60603, or, upon notice from Holder, to the person so designated in said notice to Maker, the principal sum of {Amount Spelled} DOLLARS ({Amount $}), or so much thereof as may be advanced and outstanding hereunder, together with interest on the outstanding principal balance from day to day remaining, payable in lawful money of the United States of America as set forth herein.

     1.   Interest.  This Note shall bear interest on the unpaid principal
          --------
balance hereof until paid in full at the rate of 6.6% per annum.

     2.   Payments.  All principal and interest on this Note shall be due and
          --------
payable on {Due Date}. Such date is herein referred to as the "Payment Date." All amounts past due and outstanding on this Note from and after each Payment Date shall accrue interest at an interest rate equal to the lesser of 6.6% or the maximum lawful rate until paid in full. Interest due on this Note shall be calculated for the entire term of the Note on the basis of the actual number of days elapsed during such term in a year consisting of 365 or 366 days, as the case may be. This Note may be prepaid in part or in full at any time without penalty.

     3.   Distribution Agreement.  This Note is being executed and delivered by
          ----------------------
Maker pursuant to Section 5 of that certain Primal Solutions, Inc. Preliminary Distribution Agreement (the "Distribution Agreement") dated as of July 31, 2000,
                             ----------------------
by and among Holder, Primal Solutions, Inc., a Delaware corporation and wholly owned subsidiary of Holder, John Faltys, Joseph R. Simrell, David Haynes, Mark
J. Nielsen, Arun Anand, Murari Cholapaddi, Sanjay Gupta, Thurston Group Inc., a Delaware corporation, Patrick J. Haynes, III, and Scot M. McCormick. All terms defined in the Distribution Agreement are used herein with the same meanings as ascribed to them therein.

          This Note evidences the Loan to Maker contemplated by Section 5 of the Distribution Agreement. This Note may, under certain circumstances, be forgiven as contemplated by Section 1.4 of the Distribution Agreement. Accordingly, the provisions of Section 1.4 of the Distribution Agreement are incorporated herein by reference thereto, and shall be of the same force and effect as if such provisions were set forth verbatim in this Note.

     4.   Security.  This Note is the Non-Recourse Promissory Note referred to
          --------
in that certain Pledge Agreement of even date herewith entered into between Maker and Holder (the "Security Agreement"). The payment of the principal and
                       ------------------
interest outstanding and due under this Note is secured by the liens granted pursuant to the Security Agreement. Holder is entitled to exercise all rights and remedies granted by the Security Agreement in connection with the collection of this Note.

No delay or omission on the part of Holder in exercising any right hereunder shall operate as a waiver of such right or of any other right of such Holder.

     5.   No Personal Liability.  Notwithstanding anything to the contrary
          ---------------------
contained in this Note or the Security Agreement, Maker shall have no personal liability for the payment of this Note or for the performance or observance of any of the covenants, representations and warranties of Maker contained in the Note, and Holder agrees not to seek any damages or personal money judgment against Maker for any default under the Note, but in such event will look solely to the collateral securing this Note.

     6.   Default.  Maker shall be in default hereunder upon the happening of
          -------
any of the following events or conditions (each such event or condition hereinafter referred to as an "Event of Default"):
                               ----------------

          (a) Maker shall fail to pay when due any principal of or accrued and unpaid interest on this Note.

          (b) Maker shall commence a voluntary proceeding seeking liquidation, reorganization, or other relief with respect to himself or his debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official for him or a substantial part of his property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against him or shall make a general assignment for the benefit of creditors or shall generally fail to pay his debts as they become due or shall take any corporate action to authorize any of the foregoing.

          (c) Any involuntary proceeding shall be commenced against Maker seeking liquidation, reorganization, or other relief with respect to him or his debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official for him or a substantial part of his property, and such involuntary proceeding shall remain undismissed and unstayed for a period of sixty (60) days.

          (d) This Note shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability hereof shall be contested or challenged by Maker, or Maker shall deny that he has any further liability or obligation under this Note.

          (e) Maker, any guarantor, surety, or other person ever liable for the payment of this Note shall have died or become incompetent.

          Upon the occurrence and during the continuance of any Event of Default, the holder hereof may, at his option, declare the entire unpaid principal of and accrued interest on this Note immediately due and payable without notice, demand or presentment, all of which are hereby waived, and upon such declaration, the same shall become and shall be immediately due and payable, and the holder hereof shall have the right to foreclose or otherwise enforce all liens or security interests securing payment hereof, or any part hereof, and offset against this Note any sum or sums owed by the holder hereof to Maker. Failure of the holder hereof to exercise this option shall not constitute a waiver of the right to exercise the same upon the occurrence of a subsequent Event of Default.

     If the Holder hereof expends any effort in any attempt to enforce payment of all or any part or installment of any sum due the holder hereunder, or if this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceedings, Maker agrees to pay all collection costs and fees incurred by the holder, including reasonable attorneys' fees.

     7.   Waivers.  Maker and each surety, guarantor, endorser, and other party
          -------
ever liable for payment of any sums of money payable on this Note jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace, and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, and any impairment of any collateral securing this Note, all without prejudice to Holder. Holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to release or substitute part or all of the collateral securing this Note, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

     8.   Maximum Interest Rate.  If the laws of the State of Illinois or the
          ---------------------
United States of America are now or ever revised, repealed, or judicially interpreted, so as to render usurious any amount called for under this Note, or contracted for, charged, taken, reserved, received, or paid, with respect to the loan or forbearance evidenced by this Note, or if any prepayment by Maker or other party, or computations of any sort, result in Maker or any other party to this instrument having paid, been charged, or contracted for any interest in excess of that permitted by law, then it is the express intent of Maker, Holder, and any other party to this instrument that all excess amounts contracted for, collected, charged, received, or taken by Holder or paid by Maker or any other party be credited on the principal balance of this Note (or if this Note has been paid in full, refunded to Maker or to whomever else may be so entitled), and the provisions of this Note be deemed reformed and the amounts thereafter collectable hereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder. It is expressly stipulated and agreed to be the intent of Maker and Holder and other parties to this instrument to at all times comply with the applicable usury laws of Illinois and of the United States now or hereafter governing the interest paid on this Note and the loan or forbearance evidenced hereby.

     9.   Governing Law; Venue.  This Note shall be governed by and construed in
          --------------------
accordance with the laws of the State of Illinois and the applicable laws of the United States of America. Any action or proceeding under or in connection with this Note against Maker or any other party ever liable for payment of any sums of money payable on this Note shall be brought in any state or federal court in Cook County, Illinois. Maker and each such other party hereby irrevocably (i) submits to the exclusive jurisdiction of such courts, and (ii) waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in such court or that such court is an inconvenient forum. Any action or proceeding by Maker or any other party liable hereunder against Holder shall be brought only in a court located in Cook County, Illinois.

     10.  Renewal and Modification.  This Note embodies the final, entire
          ------------------------
agreement of Maker and Holder with respect to the indebtedness evidenced by this Note and supersedes any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the indebtedness evidenced by this Note and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of Maker and Holder. There are no oral agreements between Maker and Holder relating to the indebtedness evidenced by this Note.

     IN WITNESS WHEREOF, Maker has duly executed this Note as of the day and year above first written.

                                    MAKER


                                    ----------------------------------------
                                    Name

                                                                     Exhibit 5-B

                                PLEDGE AGREEMENT
                                ----------------

     THIS PLEDGE AGREEMENT (this "Agreement") is dated as of July ____, 2000,
                                  ---------
and is by and between _________________________ (the "Pledgor"), whose address
                                                      -------
is as set forth on the signature page hereof, and Avery Communications, Inc., a Delaware corporation, whose address is 190 South LaSalle Street, Suite 1710, Chicago, Illinois 60603 (the "Pledgee").
                              -------

                                R E C I T A L S:
                                ---------------

     A. This Agreement is being entered pursuant to Section 5 of that certain Primal Solutions, Inc. Preliminary Distribution Agreement (the "Distribution
                                                                ------------
Agreement") dated as July ____, 2000, by and among Pledgee, Primal Solutions,
---------
Inc., a Delaware corporation and wholly owned subsidiary of Pledgee, John Faltys, Joseph R. Simrell, and David Haynes, Thurston Group Inc., a Delaware corporation, Patrick J. Haynes, III, and Scot M. McCormick. All terms defined in the Distribution Agreement are used herein with the same meanings as ascribed to them therein.

     B. Pledgor and Pledgee have entered into that certain Promissory Note of even date herewith (such Promissory Note, as amended, restated, extended, renewed, modified or supplemented and in effect from time to time, the "Note").
                                                                        ----

     C.. Pledgor has agreed to grant a security interest in and pledge the Collateral (as hereinafter defined) as security for the payment of the Note.

                               A G R E E M E N T:
                               -----------------

     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:



                                   ARTICLE I

                          Security Interest and Pledge
                          ----------------------------

     Section 1.1   Security Interest and Pledge.  Subject to the terms of this
                   ----------------------------
Agreement, Pledgor hereby pledges and grants to Pledgee a security interest in the following property, whether now owned or hereafter acquired by Pledgor (such property being hereinafter referred to as the "Collateral"):
                                               ----------
PLEDGE AGREEMENT - Page 5

          (a) All of Pledgor's shares of the Series F Participating Convertible Preferred Stock, par value $0.01 per share (the "Series G Preferred
                                                      ------------------
     Stock"), of Pledgee, now owned or hereafter acquired by Pledgor, including without limitation _________ shares of the Series F Preferred Stock evidenced by certificate number 1 (the "Series F Preferred Shares"); and
                                             -------------------------

          (b) All of Pledgor's shares of the Series G Participating Convertible Voting Preferred Stock, par value $0.01 per share (the "Series G Preferred
                                                             ------------------
     Stock"), of Pledgee, now owned or hereafter acquired by Pledgor, including
     -----
     without limitation _________ shares of the Series G Preferred Stock evidenced by certificate number 1 (the "Series G Preferred Shares"); and
                                             -------------------------

          (c) All of Pledgor's shares of the Common Stock, par value $0.01 per share (the "Common Stock") of Pledgee acquired by Pledgor upon conversion
                 ------------
     of the Series F Preferred Stock and now owned by Pledgor or hereafter acquired by Pledgor upon conversion of the Series F Preferred Stock (the

     "Series F Common Shares"); and
     -----------------------

          (d) All of Pledgor's shares of the Common Stock of Pledgee acquired by Pledgor upon conversion of the Series G Preferred Stock and now owned by Pledgor or hereafter acquired by Pledgor upon conversion of the Series G Preferred Stock the "Series G Common Shares," and, collectively with the
                          ----------------------
     Series F Preferred Shares, the Series G Preferred Shares and the Series F Common Shares, the "Shares"); and
                         ------

          (e) All proceeds that Pledgor receives upon sale, conversion, exchange, collection or other disposition of the Shares.

     Section 1.2  Obligations.  The security interest granted, ratified and
                  -----------
confirmed hereby is to secure the payment or performance of the following obligations, indebtedness, and liabilities of Pledgor, now existing or hereafter arising (all of such obligations, indebtedness, and liabilities being hereinafter sometimes called the "Obligations"):
                                  -----------

          (a) the indebtedness, liabilities and obligations of Pledgor to Pledgee under and pursuant to the Note; and

          (b) all amendments, restatements, extensions, renewals, modifications supplements of any of the same.

     Notwithstanding anything to the contrary contained herein, Pledgee shall have no personal liability for the payment of the Note or for the performance or observance of any of the covenants, representations and warranties of Pledgee contained in the Note, and Pledgee agrees not to seek any damages or personal money judgment against Pledgee for any default under the Note, but in such event will look solely to the Collateral.

PLEDGE AGREEMENT - Page 6

                                    ARTICLE II

                   Representations and Warranties of Pledgor
                   -----------------------------------------

     Pledgor represents and warrants to the Pledgee that:

     Section 2.1   Title.  Pledgor owns, and with respect to Collateral acquired
                   -----
after the date hereof, Pledgor will own, legally and beneficially, the Collateral free and clear of any lien, security interest, encumbrance or claim or any right or option on the part of any third party to purchase or otherwise acquire the Collateral or any part thereof, except for the proxy granted by Pledgor pursuant to Section 9 of the Distribution Agreement (the "Proxy").
                                                                  -----

     Section 2.2   Authority.  Pledgor has the requisite power and authority to
                   ---------
execute, deliver, and perform this Agreement, and the execution, delivery, and performance of this Agreement by Pledgor do not and will not violate or conflict with or any law, rule or regulation or any order, writ, injunction, or decree of any governmental authority or arbitrator and do not and will not conflict with, result in a breach of, or constitute a default under the provisions of any agreement or instrument to which Pledgor is a party or by which Pledgor or any of its property or assets is bound or subject, including, without limitation, the Proxy.

     Section 2.3   Perfected Security Interest.  Upon the filing of Uniform
                   ---------------------------
Commercial Code financing statements and the Pledgee's taking possession of the certificate(s) representing the stock included in the Collateral, this Agreement creates in favor of the Pledgee a perfected first priority security interest in the Collateral. There are no conditions precedent to the effectiveness of this Agreement that have not been fully and permanently satisfied.

                                  ARTICLE III

                 Affirmative and Negative Covenants of Pledgor
                 ---------------------------------------------

     Pledgor covenants and agrees with the Pledgee that until the Obligations are paid and performed in full:

     Section 3.1  Delivery.  Prior to or concurrently with the execution and
                  --------
delivery of this Agreement, Pledgor shall deliver to the Pledgee all certificates identified in Section 1.1(a) hereof, accompanied by undated stock
                           --------------
powers duly executed in blank.

     Section 3.2 Encumbrances.  Except for the Proxy, Pledgor shall not create,
                 ------------
permit, or suffer to exist, and shall defend the Collateral against, any lien, security interest or other encumbrance on the Collateral except the pledge and security interest created hereunder, and shall defend Pledgor's rights in the Collateral and the Pledgee's security interest in the Collateral against the claims and demands of all persons and entities.

PLEDGE AGREEMENT - Page 7

     Section 3.3  Disposition of Collateral.  Pledgor shall not sell, assign or
                  -------------------------
otherwise dispose of, or grant any option with respect to the Collateral or any part thereof, without the prior written consent of the Pledgee; provided, however, as contemplated by Section 5 of the Distribution Agreement, from and after the Distribution Date, Pledgor shall be permitted to sell the shares of the Avery Common Stock pledged as Collateral to secure repayment of the Note if, and only if, all proceeds received upon any such sale are first applied to pay all accrued but unpaid interest on the Note and then to reduce the outstanding principal amount of the Note then outstanding. To facilitate the foregoing, from and after the date upon which such shares of Avery Common Stock have been duly registered for sale by Pledgee as provided in the Distribution Agreement, the shares of the Avery Common Stock constituting the Collateral will be transferred by Pledgee, upon the written request of the Pledgor, into a Pledgor's securities brokerage account if, and only if, prior thereto (i) Pledgor, Pledgee and the Pledgor's securities intermediary enter into an account control agreement in form, scope and substance reasonably satisfactory to Pledgee and its counsel, and (ii) Pledgee shall have received an opinion of counsel from Pledgor's counsel that, after transfer of the Collateral to Pledgor's securities intermediary as herein contemplated, Pledgor will have a perfected first priority security interest by control in the Collateral.

     Section 3.4   Distributions. If Pledgor shall become entitled to receive or
                   -------------
shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any spin-off, split-up, reclassification, increase, or reduction of capital or issued in connection with any reorganization), option or rights, whether as an addition to, in substitution of, or in exchange for any Collateral or otherwise, Pledgor agrees to accept the same as the Pledgee's agent and to hold the same in trust for the Pledgee, and to deliver the same forthwith to the Pledgee in the exact form received, with the appropriate endorsement of Pledgor when necessary and/or appropriate undated stock powers duly executed in blank, to be held by the Pledgee as additional Collateral for the Obligations, subject to the terms hereof. Any sums paid upon or in respect of the Collateral upon the liquidation or dissolution of the issuer thereof shall be paid over to the Pledgee to be held by it as additional Collateral for the Obligations subject to the terms hereof; and in case any distribution of capital shall be made on or in respect of the Collateral or any property shall be distributed upon or with respect to the Collateral pursuant to any recapitalization or reclassification of the capital of the issuer thereof or pursuant to any reorganization of the issuer thereof, the property so distributed shall be delivered to the Pledgee to be held by it, as additional Collateral for the Obligations, subject to the terms hereof. All sums of money and property so paid or distributed in respect of the Collateral that are received by Pledgor shall, until paid or delivered to the Pledgee, be held by Pledgor in trust as additional security for the Obligations.

     Section 3.5   Further Assurances. At any time and from time to time, upon
     -----------
the request of the Pledgee, and at the sole expense of Pledgor, Pledgor shall promptly execute and deliver all such further instruments and documents and take such further action as the Pledgee may deem reasonably necessary or desirable to preserve and perfect its security interest in the Collateral and carry out the provisions and purposes of this Agreement, including, without limitation, the execution and filing of such financing statements as the Pledgee may require. A carbon, photographic, or other reproduction of this Agreement or of any financing statement covering the Collateral or any part

PLEDGE AGREEMENT - Page 8
thereof shall be sufficient as a financing statement and may be filed as a financing statement. Subject to the right of Pledgor to receive cash dividends and distributions under Section 4.2 hereof, in the event any Collateral is ever received by Pledgor, Pledgor shall promptly transfer and deliver to the Pledgee such Collateral so received by Pledgor (together with any necessary endorsements in blank or undated stock powers duly executed in blank), which Collateral shall thereafter be held by the Pledgee pursuant to the terms of this Agreement.

     Section 3.6   Taxes.  The Pledgor agrees to pay or discharge prior to
                   -----
delinquency all taxes, assessments, levies, and other governmental charges imposed on the Collateral, except Pledgor shall not be required to pay or discharge any tax, assessment, levy, or other governmental charge if (i) the amounts or validity thereof is being contested by Pledgor in good faith by appropriate proceedings diligently pursued, (ii) such proceedings do not involve any risk of sale, forfeiture, or loss of the Collateral or any interest therein, and (iii) adequate reserves therefor have been established.

     Section 3.7   Notification.  Except for the Proxy, Pledgor shall promptly
                   ------------
notify the Pledgee of any lien, security interest, encumbrance or claim that has attached to or been made or asserted against the Collateral.

                                  ARTICLE IV

                     Certain Rights of Pledgee and Pledgor
                     -------------------------------------

     Section 4.1   Voting Rights.  Subject to the Proxy, during the term of this
                   -------------
Agreement and for so long as no Event of Default shall have occurred, Pledgor shall have the sole and absolute right to vote the Collateral.

     Section 4.2   Dividends and Distributions. During the term of this
                   ---------------------------
Agreement and for so long as no Event of Default shall have occurred, Pledgor shall be entitled to receive and retain any dividends and distributions on the Collateral paid in cash.

                                   ARTICLE V

                                    Default
                                    -------

     Section 5.1.   Events of Default.  Each of the following shall be deemed an
                    -----------------
"Event of Default":
-----------------

               (a) Pledgor shall fail to pay or perform when due the Obligations or any part thereof and such failure shall continue for a period of twenty (20) or more business days following written notice thereof.

               (b) Any representation or warranty made by Pledgor in this Agreement is false in any material respect on the date when made or deemed to have been made.

PLEDGE AGREEMENT - Page 9

               (c) Pledgor shall fail, in any material respect, to perform, observe, or comply with any covenant, agreement or term contained in this Agreement and such failure shall continue for a period of thirty (30) or more days following written notice thereof.

               (d) Pledgor or any issuer of the Collateral shall commence a voluntary proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or a substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or shall take any corporate action to authorize any of the foregoing.

     Section 5.2    Rights and Remedies. If any Event of Default shall occur,
                    -------------------
the Pledgee shall have, subject to the rights of the holder of the Proxy, the following rights and remedies:

             (i) The Pledgee shall have all of the rights and remedies of a secured party under the Uniform Commercial Code. Pledgor agrees that the Pledgee may give not less than 30 days' prior written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters. The Pledgee shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. The Pledgee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Pledgor shall be liable for all expenses of retaking, holding, preparing for sale, or the like, and all reasonable attorneys' fees and other expenses incurred by the Pledgee in connection with the collection of the Obligations and the enforcement of the Pledgee's rights under this Agreement, all of which expenses and fees shall constitute additional Obligations secured by this Agreement. The Pledgee may apply the Collateral against the Obligations in such order and manner as the Pledgee may elect in its sole discretion. Pledgor waives all rights of marshaling in respect of the Collateral.

             (ii) The Pledgee may cause any or all of the Collateral held by it to be transferred into the name of the Pledgee (if the Pledgee is not yet the registered owner of the Collateral) or the name or names of the Pledgee's nominee or nominees.

             (iii) The Pledgee may collect or receive all money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so.

             (iv) Pledgor hereby acknowledges and confirms that the Pledgee may be unable to effect a public sale of any or all of the Collateral by reason of certain prohibitions

PLEDGE AGREEMENT - Page 10
     contained in the Securities Act of 1933, as amended, and applicable state securities laws and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obligated to agree, among other things, to acquire any shares of the Collateral for their own respective accounts for investment and not with a view to distribution or resale thereof. Pledgor further acknowledges and confirms that any such private sale may result in prices or other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner, and the Pledgee shall be under no obligation to take any steps in order to permit the Collateral to be sold at a public sale. The Pledgee shall be under no obligation to delay a sale of any of the Collateral for any period of time necessary to permit any issuer thereof to register such Collateral for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws.

          (v) On any sale of the Collateral, the Pledgee is hereby authorized to comply with any limitation or restriction with which compliance is necessary, in the view of the Pledgee's counsel, in order to avoid any violation of applicable law or in order to obtain any required approval of the purchaser or purchasers by any applicable governmental authority.

          (vi) For the purposes of this Section 52, the parties agree that the Collateral shall be valued upon an Event of Default at the average of the closing bid and ask prices for the twenty trading days preceding the fifth trading day prior to the date an Event of Default occurs.

                                  ARTICLE VI

                                 Miscellaneous
                                 -------------


     Section 6.1  No Waiver; Cumulative Remedies.  No failure on the part of the
                  ------------------------------
Pledgee to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

     Section 6.2  Successors and Assigns. This Agreement shall be binding upon
     -----------
and inure to the benefit of Pledgor and the Pledgee and their respective heirs, successors, and assigns, except that Pledgor may not assign any of its rights or obligations under this Agreement without the prior written consent of the Pledgee.

     Section 6.3   AMENDMENT; ENTIRE AGREEMENT. THIS AGREEMENT REPRESENTS THE
                   ---------------------------
FINAL AGREEMENT AMONG THE PARTIES HERETO AND MAY NOT

PLEDGE AGREEMENT - Page 11

BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the parties hereto.

     Section 6.4   Notices. All notices and other communications provided for in
                   -------
this Agreement shall be given or made in writing and telecopied, mailed by certified mail return receipt requested, or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party at such other address as shall be designated by such party in a notice to the other party given in accordance with this Section. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopy, subject to telephone confirmation of receipt, or when personally delivered or, in the case of a mailed notice, when duly deposited in the mails, in each case given or addressed as aforesaid.

     Section 6.5  GOVERNING LAW; VENUE; SERVICE OF PROCESS. THIS AGREEMENT SHALL
                  ----------------------------------------
BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

     Section 6.6   Headings. The headings, captions, and arrangements used in
                   --------
this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

     Section 6.7   Survival.  All representations and warranties made in this
                   --------
Agreement shall survive the execution and delivery of this Agreement, and no investigation by the Pledgee shall affect the representations and warranties of Pledgor herein or the right of the Pledgee to rely upon them.

     Section 6.8  Counterparts.  This Agreement may be executed in any number of
                  ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 6.9  Severability.  Any provision of this Agreement which is
                  ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 6.10  Construction. Pledgor and the Pledgee acknowledge that each
                   ------------
of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by Pledgor and the Pledgee.

PLEDGE AGREEMENT - Page 12

     Section 6.11   Termination. If all of the Obligations shall have been paid
                    -----------
and performed in full, the Pledgee shall, upon the written request of Pledgor, execute and deliver to Pledgor a proper instrument or instruments acknowledging the release and termination of the security interests created by this Agreement, and shall duly assign and deliver to Pledgor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Pledgee and has not previously been sold or otherwise applied pursuant to this Agreement. The Pledgee shall also return to the Pledgor all documents, including certificates, instruments of transfer and contract notes in relation to the Collateral.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

                                             PLEDGOR:
                                             -------

                                             -----------------------------------


                                             Address for Notices:

                                             -----------------------------------
                                             -----------------------------------
                                             -----------------------------------
                                             Fax No.:  -------------------------


                                             PLEDGEE:
                                             -------

                                             AVERY COMMUNICATIONS, INC.,
                                               a Delaware corporation


                                             By:
                                                 -------------------------------
                                             Name:
                                                   -----------------------------
                                             Title:
                                                   -----------------------------
                                             Address for Notices:
                                             190 South LaSalle, Suite 1710
                                             Chicago, Illinois 60603
                                             Fax No.:  (312) 419-0172
                                             Attention:     Scot M. McCormick

PLEDGE AGREEMENT - Page 13

                                                                     Exhibit 9-A

                           AVERY COMMUNICATIONS, INC.
                               IRREVOCABLE PROXY

     This Irrevocable Proxy is dated as of July 31, 2000, and is being delivered pursuant to Section 9 of that certain Primal Solutions, Inc. Preliminary Distribution Agreement (the "Agreement") dated as of July 31, 2000, by and among Avery Communications, Inc., a Delaware corporation (the "Corporation"), Primal Solutions, Inc., a Delaware corporation and wholly owned subsidiary of Avery, John Faltys, Joseph R. Simrell, David Haynes, Mark J. Nielsen, Arun Anand, Murari Cholappadi, Sanjay Gupta, Thurston Group Inc., a Delaware corporation (the "Thurston Group"), Patrick J. Haynes, III, and Scot M. McCormick. All terms defined in the Agreement are used herein with the same meanings as ascribed to them therein.

     The undersigned, {Name}, hereby irrevocably constitutes and appoints Thurston Group as the undersigned's true and lawful attorney-in-fact and proxy, with full power of substitution and resubstitution, and hereby authorizes Thurston Group to act for and on behalf of the undersigned as proxy, to vote or otherwise act at all annual, special, and other meetings of stockholders of the Corporation, or to express consent or dissent to corporate action in writing without a meeting, with respect to all shares (the "Preferred Shares") of the Series G Preferred Stock of the Corporation now owned or hereafter acquired by the undersigned and with respect to all shares (the "Common Shares," and, collectively with the Preferred Shares, the "Shares") of the Avery Common Stock now owned or hereafter acquired by the undersigned upon conversion of the Series F Preferred Stock and the Series G Preferred Stock. The undersigned acknowledges and agrees that the appointment and proxy granted hereby are irrevocable and coupled with an interest within the meaning of Section 212(c) of the Delaware General Corporation Law, and, except as hereinafter provided in this paragraph, shall not terminate by operation of law or the occurrence of any other event. It is further understood and agreed that the appointment and proxy granted hereby relate to all voting rights, whether limited, fixed, or contingent, with respect to all Shares, but do not relate to any other right incident to the ownership of any of the Shares, including, without limitation, the right to receive dividends and any other distributions with respect to any of the Shares. In the event a Distribution Failure Event occurs and the Distribution is not completed as herein contemplated, then, in such event, the appointment and proxy herein granted shall automatically terminate and be of no further force or effect.

     IN WITNESS WHEREOF, the undersigned has executed this Irrevocable Proxy on and as of the date first written above.


                                         -------------------------------------
                                         {Name}

                                                                     Exhibit 9-B

                             PRIMAL SOLUTIONS, INC.
                               IRREVOCABLE PROXY

     This Irrevocable Proxy is dated as of July 31, 2000, and is being delivered pursuant to Section 9 of that certain Primal Solutions, Inc. Preliminary Distribution Agreement (the "Agreement") dated as July 31, 2000, by and among Avery Communications, Inc., a Delaware corporation, Primal Solutions, Inc., a Delaware corporation and wholly owned subsidiary of Avery (the "Corporation"), John Faltys, Joseph R. Simrell, David Haynes, Mark J. Nielsen, Arun Anand, Murari Cholappadi, Sanjay Gupta, Thurston Group Inc., a Delaware corporation (the "Thurston Group"), Patrick J. Haynes, III, and Scot M. McCormick. All terms defined in the Agreement are used herein with the same meanings as ascribed to them therein.

     The undersigned, {Name}, on behalf of itself and each of its affiliates, hereby irrevocably constitutes and appoints John Faltys, Joseph R. Simrell, David Haynes, Mark J. Nielsen, Arun Anand, Murari Cholappadi and Sanjay Gupta as the undersigned's true and lawful attorneys-in-fact and proxies, with full power of substitution and resubstitution, and hereby authorizes John Faltys, Joseph R. Simrell, David Haynes, Mark J. Nielsen, Arun Anand, Murari Cholappadi and Sanjay Gupta, to act for and on behalf of the undersigned as proxy, to vote or otherwise act at all annual, special, and other meetings of stockholders of the Corporation, or to express consent or dissent to corporate action in writing without a meeting, with respect to all shares of the New Primal Common Stock of the Corporation now owned or hereafter acquired by the undersigned. With respect to the foregoing, however, any action required or permitted to be taken hereunder by John Faltys, Joseph R. Simrell, David Haynes, Mark J. Nielsen, Arun Anand, Murari Cholappadi and Sanjay Gupta, including any voting of the shares covered hereby, may be so taken if the former holders of at least 66% of the issued and outstanding shares of Old Primal immediately prior to the Merger approve the taking of any such action. The undersigned acknowledges and agrees that the appointment and proxy granted hereby are irrevocable and coupled with an interest within the meaning of Section 212(c) of the Delaware General Corporation Law, and, except as hereinafter provided in this paragraph, shall not terminate by operation of law or the occurrence of any other event. It is further understood and agreed that the appointment and proxy granted hereby relate to all voting rights, whether limited, fixed, or contingent, with respect to all shares of the New Primal Common Stock, but do not relate to any other right incident to the ownership of any of the shares of the New Primal Common Stock, including, without limitation, the right to receive dividends and any other distributions with respect to any of the shares of the New Primal Common Stock. In the event a Distribution Failure Event occurs and the Distribution is not completed as herein contemplated, then, in such event, the appointment and proxy herein granted shall automatically terminate and be of no further force or effect.

     IN WITNESS WHEREOF, the undersigned has executed this Irrevocable Proxy on and as of the date first written above.

                                             {NAME}

                                             By:
                                                  -----------------------------